SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SPANISH BROADCASTING SYSTEM, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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2601 South Bayshore Drive, PH II
Coconut Grove, Florida 33133

April 24, 2008

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Spanish Broadcasting System, Inc. (“SBS”). The meeting will be held on Tuesday, June 3, 2008, at 2601 South Bayshore Drive, 4th floor, Coconut Grove, Florida 33133 at 2:00 p.m. Eastern Daylight Time (the “Annual Meeting”).

At the meeting, stockholders of SBS will be asked to consider and act upon the election of directors and any other matters that may properly come before the Annual Meeting. These matters are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

We recommend that you vote in favor of the proposal. Your vote is important regardless of the number of shares you own, and we strongly encourage you to participate by voting your shares whether or not you plan to attend the Annual Meeting.

Included with the attached Proxy Statement is a copy of SBS’ Annual Report on Form 10-K for fiscal year ended December 31, 2007 (the “Annual Report”). We encourage you to read the Annual Report. It includes information on SBS’ operations and markets, as well as SBS’ audited consolidated financial statements.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Raúl Alarcón, Jr.
Chairman of the Board of Directors,
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
CORPORATE GOVERNANCE MATTERS OF THE COMPANY
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
PROPOSAL ELECTION OF DIRECTORS
NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
2007 GRANTS OF PLAN-BASED AWARDS
FISCAL YEAR-END 2007 OUTSTANDING EQUITY AWARDS
2007 DIRECTOR COMPENSATION
REPORT OF COMPENSATION COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
ANNUAL REPORT
OTHER MATTERS

2601 South Bayshore Drive, PH II
Coconut Grove, Florida 33133

April 24, 2008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	2:00 p.m., Eastern Daylight Time on Tuesday, June 3, 2008

PLACE	SBS Tower 2601 South Bayshore Drive, 4th Floor Coconut Grove, Florida 33133

ITEMS OF BUSINESS	1. To elect seven members of the Board of Directors to serve until our next annual meeting of stockholders or until their respective successors are elected and qualify.

2. To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

ADJOURNMENTS AND POSTPONEMENTS	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

ANNUAL REPORT	Our Annual Report, which is not part of the proxy soliciting materials, is enclosed if the proxy materials were mailed to you. The Annual Report is accessible on the Internet by visiting http://ww3.ics.adp.com/streetlink/SBSA, if you have received the electronic proxy material delivery notice or already consented to the electronic delivery.

RECORD DATE	You are entitled to vote if you were a stockholder of record at the close of business on Wednesday, April 16, 2008.

MEETING ADMISSION	Either an admission ticket or proof of ownership of our stock, as well as a form of personal identification, must be presented in order to be admitted to the Annual Meeting. If you are a stockholder of record, your admission ticket is included on the back cover of the Proxy Statement. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Meeting, or you may request an admission ticket in advance. Please refer to the section entitled “Annual Meeting Admission” in the Proxy Statement for further details.

VOTING	For instructions on voting, please refer to the instructions on the E-Proxy Notice you received in the mail or, if you requested or received a hard copy of the Proxy Statement, on your enclosed proxy card.

If your shares are held by your broker, bank, trustee or other nominee in “street name,” you will receive a form from your broker seeking instructions as to how your shares should be voted. We urge you to complete this form and instruct your broker, bank, trustee or other nominee to vote on your behalf.

By Order of the Board of Directors,

Joseph A. García
Executive Vice President,
Chief Financial Officer and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2008: The Notice of Annual Meeting, Proxy Statement and the Annual Report are available at http://ww3.ics.adp.com/streetlink/SBSA.

THIS PROXY STATEMENT AND PROXY CARD WILL BE MADE AVAILABLE ON OR ABOUT APRIL 24, 2008.

PROXY STATEMENT

The Board of Directors (the “Board”) of Spanish Broadcasting System, Inc., a Delaware corporation (“SBS” or the “Company”) is soliciting proxies for the annual meeting of stockholders (the “Annual Meeting”). We are furnishing you with a Proxy Statement because you own shares of our common stock that entitle you to vote at the Annual Meeting. By use of a proxy, you can vote, whether or not you attend the Annual Meeting. The Proxy Statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision. All references in this Proxy Statement to “we”, “our”, or “us” refer to SBS.

Purpose of the Annual Meeting

The purpose of the Annual Meeting is to elect seven directors and to transact any other business that may properly come before the Annual Meeting.

Annual Meeting Admission

Only stockholders are invited to attend the meeting. An admission ticket or proof of ownership of our stock, along with personal identification, must be presented in order to be admitted to the Annual Meeting. If you are a stockholder of record, your admission ticket is on the back of this Proxy Statement. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting, or obtain an admission ticket in advance. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

No cameras (including cell phone cameras), recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

Information About the Notice of Internet Availability of Proxy Materials

We have elected to take advantage of the new rules of the Securities and Exchange Commission (the “SEC”) that allow us to furnish proxy materials to our stockholders on the Internet. Instead of mailing a printed copy of our proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “Annual Report on Form 10-K”), to stockholders, we are able to distribute these materials to our stockholders in a fast and efficient manner via the Internet. We believe that this method helps conserve natural resources and reduces the amount of paper delivered to a stockholder’s address and the cost of sending these materials by mail. We will send electronically a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) to those stockholders who have previously signed up to receive their proxy materials on the Internet. If you receive the E-Proxy Notice by mail, you will not automatically receive a printed copy of the proxy materials or the Annual Report on Form 10-K. Instead, the E-Proxy Notice instructs you as to how you may access and review all of the important information contained in the proxy materials, including our Annual Report on Form 10-K. The E-Proxy Notice also instructs you as to how you may access your proxy card to vote on the Internet. If you received the E-Proxy Notice by mail and would like to receive a printed copy of our proxy materials, including our Annual Report on Form 10-K, you should follow the instructions included in the E-Proxy Notice. In addition, we may choose to mail written proxy materials, including our Annual Report on Form 10-K, to one or more stockholders.

Stockholders may also sign up to receive future proxy materials, including our annual reports, E-Proxy Notices, and other stockholder communications electronically instead of by mail. This will reduce our printing and postage costs, eliminate bulky paper documents from your personal files and conserve natural resources. In order to receive the communications electronically, you must have an E-mail account, access to the Internet through an Internet service provider and a Web browser that supports secure connections. Visit http://investordelivery.com for additional information regarding electronic delivery enrollment and follow the instructions therein.

Stockholders Entitled to Vote

All holders of record of our Class A common stock, par value $0.0001 per share (the “Class A common stock”) and Class B common stock, par value $0.0001 per share (the “Class B common stock”), at the close of business on April 16, 2008 (the “Record Date”), will be entitled to vote at the Annual Meeting on each matter properly brought before the meeting. At the close of business on the Record Date, there were 41,401,805 shares of Class A common stock outstanding and entitled to vote and 23,403,500 shares of Class B common stock outstanding and entitled to vote.

Most of our stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

•	STOCKHOLDER OF RECORD — If your shares are registered directly in your name with our Transfer Agent, American Stock Transfer & Trust Company, you are considered the stockholder of record of those shares and the E-Proxy Notice, or, if you requested, these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. You may also vote on the Internet or by telephone, as described in the E-Proxy Notice and below under the heading “Voting Methods.”

•	BENEFICIAL OWNER — If your shares are held in a stock brokerage account, by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, trustee, or nominee who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker, trustee, or nominee on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use. You will receive a form from your broker, bank, trustee or other nominee seeking instructions as to how your shares should be voted. We urge you to complete the form and instruct your broker, bank, trustee or other nominee to vote on your behalf.

Stockholders are entitled to one vote for each share of Class A common stock they hold and ten votes for each share of Class B common stock they hold, on each matter presented. Shares of Class A common stock and Class B common stock may not be voted cumulatively.

Vote Required for Approval

Quorum — The presence, in person or represented by proxy, of the holders of a majority of the aggregate votes entitled to be cast by the Class A common stock and Class B common stock, voting together as a single class, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time until a quorum is present or represented. Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting must be given other than by announcement at the Annual Meeting. At an adjourned meeting at which a quorum is present, any business may be transacted that could have been transacted at the original Annual Meeting.

The election of directors requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting. All other proposals also require the majority vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting. Holders who abstain will be considered present at the Annual Meeting for quorum purposes, but their votes will not be counted as affirmative votes. Abstaining, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote with respect to this matter is required to approve the proposal. A “broker non-vote” occurs when a bank, broker, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. “Broker non-votes” are considered not present at the meeting and, therefore, will not be voted or have any effect on the proposal. There is no cumulative voting for the election of directors.

Election of Directors — The nominees for election as directors at the Annual Meeting will be elected by a majority of the votes cast at the meeting. This means that the director nominee with a majority of the votes for a particular slot is elected for that slot. Votes withheld from one or more director nominee will have the practical effect of voting against such director nominee because the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote for the election of directors is required. Broker non-votes, if applicable, are not counted as votes “FOR” or “AGAINST” the proposal and will have no effect on the proposal.

All Other Proposals — The affirmative “FOR” vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote on the matter is required to approve all other proposals. In tabulating the voting result for any particular proposal, abstaining will have the practical effect of voting against the proposal. Broker non-votes, if applicable, are not counted as votes “FOR” or “AGAINST” the particular proposal and will have no effect on the proposal.

Information to Rely Upon When Casting Your Votes

You should rely only on the information contained in this Proxy Statement when casting your votes. We have not authorized anyone to give any information or to make any representations in connection with this proxy solicitation other than those contained in this Proxy Statement. You should not rely on any information or representation not contained in this Proxy Statement as having been authorized by us. You should not infer that there has not been a change in the facts set forth in this Proxy Statement or in our affairs since the date of this Proxy Statement. This Proxy Statement does not constitute a solicitation by anyone in any jurisdiction in which the solicitation is not authorized or in which the person making the solicitation is not qualified to do so or to anyone to whom it is unlawful to make a solicitation.

Voting Methods

If you hold shares directly as the stockholder of record, you may vote by granting a proxy or vote in person at the Annual Meeting by requesting a ballot. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker or nominee pursuant to the instruction provided by your broker, bank, trustee or other nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Please refer to the summary instructions below and those included on your E-Proxy Notice or proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting for stockholders of record will be available 24 hours a day, up until 11:59 p.m. (Eastern Daylight Time) on June 2, 2008.

•	VOTE BY INTERNET — www.voteproxy.com — If you have Internet access, you may submit your proxy from any location 24 hours a day, 7 days a week. Have your proxy card or E-Proxy Notice when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

•	VOTE BY TELEPHONE — 1-800-PROXIES (1-800-776-9437) if calling from within the United States or 1-718-921-5800 if calling from foreign countries — You may use any touch-tone telephone to vote your proxy, toll-free, 24 hours a day, 7 days a week. Have your proxy card or E-Proxy Notice in hand when you call and then follow the instructions.

•	VOTE BY MAIL — You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends. Vote, sign, and date your proxy card and return it in the postage-paid envelope provided, so that it is received by June 2, 2008 to Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

Changing Your Vote

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may enter a new vote by using the Internet or the telephone, by mailing a new proxy card bearing a later date (which will automatically revoke your earlier voting instructions) or by voting in person at the Annual Meeting. For shares held beneficially by you in “street name,” you may change your vote by submitting new voting instructions to your broker or nominee, or by any other method instructed by your broker or nominee.

Subject to such revocation, all proxies duly executed and received prior to, or during the Annual Meeting, will be voted in accordance with the specification on the proxy card. If no specification is made, proxies will be voted in favor of the proposal listed on the proxy card. As to other matters, if any, to be voted upon at the Annual Meeting, the persons designated as proxies, who were selected by the Board, will take such actions as they, in their discretion, may deem advisable.

Counting the Vote

In the election of directors, you may vote “FOR” all of the nominees, you may “WITHHOLD AUTHORITY FOR ALL” the nominees or you may vote “FOR” all except one or more of the nominees. For the other proposals, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. The inspector of elections will tabulate the votes.

Confidentiality

All stockholder proxies, ballots, and tabulations that identify stockholders are maintained in confidence. No such document will be available for examination, and the identity and vote of any stockholder will not be disclosed, except as necessary to meet legal requirements and allow the inspectors of election to certify the results of the stockholder vote.

Results of the Vote

We will announce the preliminary voting results at the Annual Meeting and publish final results in our Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.

Householding

The SEC rules now allow us to deliver a single copy of an annual report and proxy statement to any household not participating in electronic proxy material delivery at which two or more stockholders reside if we believe the stockholders are members of the same family. This rule benefits both you and SBS. We believe it eliminates irritating duplicate mailings that stockholders living at the same address receive and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus, or information statements. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household has multiple stockholders of record and your household receives a single set of proxy materials this year and you prefer to receive your own copy of the proxy materials now or in future years, please request a duplicate set by calling 1-866-668-8562, visiting http://www.amstock.com/proxyservices/requestmaterials.asp, sending an E-mail to info@amstock.com, or writing to Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133, ATTN: Proxy Materials/Investor Relations.

If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent expressly to such elimination or to consent implicitly by not requesting continuation of duplicate mailings. Since not all brokers and nominees may offer stockholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings to your household.

List of Stockholders

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:30 a.m. and 4:30 p.m. (Eastern Daylight Time), at our principal executive offices at Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133, by contacting the Secretary of the Company.

Cost of Proxy Solicitation

We will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or electronic communication by our directors, officers, and employees, who do not receive any additional compensation for these solicitation activities. We have retained Morrow & Co., Inc. to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Morrow & Co., Inc. a fee of approximately $3,000, plus out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of stock.

Transfer Agent

Our Transfer Agent is American Stock Transfer & Trust Company. All communications concerning stockholders of record accounts, including address changes, name changes, common stock transfer requirements, and similar issues can be handled by contacting American Stock Transfer & Trust Company at 1-800-937-5449, www.amstock.com, or in writing to American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

CORPORATE GOVERNANCE MATTERS OF THE COMPANY

The Board of Directors

Our business and affairs are managed under the direction of the Board. The Board meets on a regularly scheduled basis during our fiscal year to review significant developments affecting us and to act on matters requiring its approval. The Board also holds special meetings as required from time to time when important matters arise between scheduled meetings that require action by the Board. During 2007, the Board consisted of Raúl Alarcón, Jr., Raúl Alarcón, Sr., Antonio S. Fernandez, José A. Villamil, Dan Mason, Mitchell A. Yelen and Jason L. Shrinsky. Messrs. Villamil, Fernandez, Mason and Yelen were deemed to be independent as defined under Rule 4200(a)(15) of the National Association of Securities Dealers’ (“Nasdaq”) Marketplace Rules. Mr. Mason resigned as a member of the Board, the Audit Committee and the Compensation Committee as of April 2, 2007. Mr. Yelen was appointed as a director and a member of both the Audit Committee and the Compensation Committee on September 28, 2007.

The Board held a total of six meetings during the fiscal year ended December 31, 2007. Each incumbent director who was a director of SBS during fiscal year ended December 31, 2007 attended 75% or more of the aggregate number of meetings of the Board and the meetings of all committees of the Board on which he served during the period of time in which he served, except for Mr. Alarcón, Sr. The independent members of the Board regularly meet in executive session without any employee directors or other members of management in attendance.

Our Board has a separately-designated standing Audit Committee established in accordance with Section 3(a)58(A) of the Securities Exchange Act of 1934 (the “Exchange Act”) and a Compensation Committee. The functions and membership of each committee of the Board are set forth below. Our Board does not have, and as a controlled company the Nasdaq Marketplace Rules do not require us to have, a standing nominating committee.

Controlled Company Exemption

We are a “controlled company” as defined in Rule 4350(c)(5) of the Nasdaq Marketplace Rules because more than 50% of our voting power is held by Raúl Alarcón, Jr., our Chairman of the Board, President and Chief Executive Officer (“CEO”). As a “controlled company,” we are exempt from the requirements of Rule 4350(c) of the Nasdaq listing standards that would otherwise require us to have (i) a majority of independent directors on the Board, (ii) compensation and nominating committees composed solely of independent directors, (iii) the compensation of executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors, and (iv) director nominees selected or recommended to the Board for selection, either by a majority of the independent directors, or a nominating committee composed solely of independent directors. Consequently, we are exempt from independent director requirements of Rule 4350(c) of the Nasdaq Marketplace Rules, except for the requirements under subsection (2) thereof pertaining to executive sessions of independent directors and those under subsection (d) thereof pertaining to the Audit Committee. Currently, we have an Audit Committee and Compensation Committee composed solely of independent directors.

Audit Committee

The Audit Committee currently consists of Antonio S. Fernandez, José A. Villamil and Mitchell A. Yelen, each of whom has been determined to be independent as defined under Rule 4200(a)(15) of the Nasdaq Marketplace Rules and the SEC’s director independence standards for Audit Committee members. Mr. Fernandez serves as the Chairman of the Audit Committee. Mr. Mason was a member of the Audit Committee until his resignation from the Board on April 2, 2007. Mr. Yelen became a member of the Audit Committee on September 28, 2007.

The Board has determined that Mr. Fernandez qualifies as an “audit committee financial expert” as that term is defined by applicable SEC rules and regulations. All members of the Audit Committee are able to read and understand basic financial statements, including a balance sheet, income statement, and cash flow statement. The Audit Committee held six meetings during the fiscal year ended December 31, 2007.

Mr. Mason, who was one of our independent directors and a member of our Audit Committee, resigned from the Board because he joined a broadcasting company and his position with that company would require a substantial commitment of his time and attention. On April 5, 2007, we notified Nasdaq that due to the vacancy created by Mr. Mason’s voluntary resignation as a member of the Board and the Audit Committee, we were no longer in compliance with NASD Rule 4350(d)(2)(A) pertaining to audit committee requirements. Thereafter, on April 11, 2007, we received a letter from Nasdaq notifying us that we were not in compliance with the audit committee requirements as set forth in Nasdaq Marketplace Rule 4350. Nasdaq’s letter advised us that, consistent with Nasdaq Marketplace Rules 4350(c)(1) and 4350(d)(4), Nasdaq would provide us a cure period to regain compliance until the earlier of our next annual stockholders’ meeting or April 2, 2008, or if the next annual stockholders’ meeting was going to be held before October 1, 2007, then we would have to evidence compliance no later than October 1, 2007. Since we held our annual stockholders’ meeting on June 5, 2007, we had until October 1, 2007 to comply with Nasdaq’s audit committee requirements.

On September 28, 2007, Mr. Yelen was elected as a director and was appointed to the Audit Committee and the Compensation Committee. On that same date, we notified Nasdaq of Mr. Yelen’s appointment. As a result, on October 2, 2007, we received a letter from Nasdaq notifying us of its determination that we were in compliance with the Nasdaq Marketplace Rule 4350(d)(2) and that Nasdaq was closing this matter.

The primary purpose of the Audit Committee is to assist the Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, and the qualifications, independence, financial reporting process, and performance of the Company’s independent registered public accounting firm (the “Independent Registered Public Accounting Firm”). In fulfilling its oversight responsibilities, the Audit Committee:

•	reviews our annual audited and quarterly consolidated financial statements;

•	reviews our financial reporting process and disclosure and internal controls and procedures, including major issues regarding accounting principles and financial statement presentation, and critical accounting policies to be used in the consolidated financial statements;

•	reviews and discusses with management and the Independent Registered Public Accounting Firm the Company’s internal controls report and the Independent Registered Public Accounting Firm’s attestation of the report;

•	appoints, oversees, and approves the compensation of the Independent Registered Public Accounting Firm;

•	reviews with the Independent Registered Public Accounting Firm the scope of the annual audit, including fees and staffing, and approves all audit and permitted non-audit services provided by the Independent Registered Public Accounting Firm;

•	reviews findings and recommendations of the Independent Registered Public Accounting Firm and management’s response to the recommendations of the Independent Registered Public Accounting Firm;

•	discusses policies with respect to risk assessment and risk management, our major risk exposures, and the steps management has taken to monitor and mitigate such exposures; and

•	reviews compliance with the Company’s Code of Business Conduct and Ethics (“Code of Ethics”) and whistleblower policies.

A full description of the Audit Committee’s primary responsibilities is contained in its written charter, which is publicly available on our Internet website at www.spanishbroadcasting.com under the tab entitled “Investor Info/Audit Committee Charter.”

Compensation Committee

The Compensation Committee currently consists of Messrs. Fernandez, Villamil and Yelen, each of whom has been determined to be independent as defined under Rule 4200(a)(15) of the Nasdaq Marketplace Rules. Mr. Villamil serves as the Chairman of the Compensation Committee. Mr. Mason was a member of the Compensation Committee until his resignation from the Board on April 2, 2007. Mr. Yelen was appointed to the Compensation Committee on September 28, 2007. The Compensation Committee held ten meetings during the fiscal year ended December 31, 2007.

The Board has determined that all Compensation Committee members are “independent” under the Nasdaq Marketplace Rules listing standards. The Board has also determined that each Compensation Committee member qualifies as a “Non-Employee Director” under Rule 16b-3 of the Exchange Act and that each member, qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

The Compensation Committee reviews our compensation practices and policies, annually reviews performance and approves the compensation for the CEO and other senior executives, reviews and discusses with management the Compensation Discussion and Analysis prepared in accordance with the SEC’s disclosure rules for executive compensation, and furnishes a report for inclusion in the Company’s proxy statement. In addition, the Compensation Committee:

•	reviews and makes recommendations to management with respect to our overall compensation programs and policies;

•	approves the adoption, amendment, and termination of incentive compensation and deferred compensation programs for our employees;

•	approves employment agreements and severance arrangements for the CEO, as appropriate;

•	approves employment agreements and severance arrangements for our senior executives (other than the CEO), as appropriate;

•	interprets and supervises the administration of our stock and long-term incentive compensation programs, and determines the employees who receive awards and the size of their awards under such programs; and

•	exercises all authority of the Board under our equity-based plans.

A full description of the Compensation Committee’s primary responsibilities is contained in its written charter, which is publicly available on our Internet website at www.spanishbroadcasting.com under the tab entitled “Investor Info/Compensation Committee Charter.”

Disclosure Committee

The Disclosure Committee, as described below, was established by us to ensure compliance with the reporting requirements established by the SEC and is made up of certain key employees of the Company. The Disclosure Committee currently consists of Joseph A. García (Chief Financial Officer) the chairman of the committee, Marko Radlovic (Chief Operating Officer of Radio Segment), Cynthia Hudson (Chief Creative Officer of MegaTV), Frank Soricelli (Corporate Controller), José Molina (Vice President of Finance), Melanie Montenegro (Corporate & Finance Counsel), Nicolas Pisano (Director of Internal Audit), Ana Zuliani (Internal Controls Manager) and Nelson Santos (Vice President of Management Information Systems).

The general purpose of the Disclosure Committee is to design, establish and maintain a system of controls and procedures to ensure that information required to be disclosed in the reports and statements filed by us pursuant to the Exchange Act, is reported in conformity with the rules and forms of the SEC. The Disclosure Committee assists the CEO, the Chief Financial Officer (the “CFO”) and the Audit Committee in monitoring (i) the integrity of the financial statements, policies, procedures and the internal financial and disclosure controls and risks of the Company, and (ii) our compliance with regulatory requirements, to the extent that these policies, procedures and controls may generate either financial or non-financial disclosures in our filings with the SEC.

Nominating Committee

Our Board does not have a standing nominating committee or a committee serving a similar function. As a controlled company, the Nasdaq Marketplace Rules do not require us to have such a committee. The Board has determined that rather than a nominating committee, it is the most appropriate body for identifying director candidates and selecting nominees to be presented at the annual meeting of stockholders.

Director Nominations

As noted above, because Raúl Alarcón, Jr., our CEO, President and Chairman of the Board, holds more than 50% of our voting power, we are deemed to be a “controlled company” under the Nasdaq Marketplace Rules. Because we are a controlled company, the Board has not elected to establish a separate nominating committee or formal rules governing director nominations from stockholders. The functions of evaluating and nominating director candidates are performed by the Board as a whole. The Board will, from time to time, review biographical information and background material relating to potential candidates and interview selected candidates. The Board does not currently have a charter or written policy with regard to the nomination process. We have not engaged a third party to assist us in identifying and evaluating the individuals nominated for election as directors at this Annual Meeting.

The Board has not set specific, minimum qualifications that must be met by director candidates. In considering whether to nominate any particular candidate for election to the Board, the Board uses various criteria to evaluate each candidate, including, but not limited to, an evaluation of each candidate’s integrity and sound judgment, business acumen, professional skills and experience, knowledge of our business and industry, possible conflicts of interest and the ability to act in the interests of our stockholders. The Board also considers whether a potential nominee would satisfy the Nasdaq Marketplace Rules’ definition of “independent” and the SEC’s definition of “audit committee financial expert.” We believe that the backgrounds and qualifications of our directors, considered as a group, provides a composite mix of experience, knowledge and abilities that allows the Board to fulfill its responsibilities.

We do not have a formal policy with regard to the consideration of director candidates recommended by our stockholders because we are a controlled company under the Nasdaq Marketplace Rules. Stockholder recommendations relating to director nominees may be submitted in accordance with the procedures set forth below under the heading “Stockholder Proposals for Next Annual Meeting.” Stockholders may also send communications to the Board in accordance with the procedures set forth above under the heading “Stockholder Communications with the Board of Directors.”

Stockholder Communications with the Board of Directors

Stockholders of SBS seeking to communicate with the Board, the chairs of the Audit and Compensation Committees of the Board, or with any of our other directors, should submit any communications in writing to the following address: Spanish Broadcasting System, Inc., c/o Melanie M. Montenegro, Corporate Counsel, 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” Any such communication must identify the author as a stockholder, must include the stockholder’s full legal name, address, valid telephone number, the number of shares beneficially owned by the stockholder and, if applicable, the name of any specific intended recipient. We will forward any such communication to the full Board or to any individual director or directors to whom the communication is directed following its clearance through normal review and appropriate security procedures.

Code of Business Conduct and Ethics

We have a Code of Ethics, which is within the meaning of Item 406(b) of Regulation S-K. All of our directors, officers and employees, including our CEO and CFO, are required to abide by our business conduct policies to ensure that our business is conducted in a consistently legal and ethical manner.

The purpose of the Code of Ethics is to deter wrongdoing and to promote (i) honest and ethical conduct, including the ethical handling of conflicts of interest; (ii) full, fair, accurate, timely and understandable disclosures in reports and documents filed by us with, or submitted to, the SEC or otherwise publicly communicated by us; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations to the Code of Ethics to appropriate persons identified therein and (v) accountability for adherence to the Code of Ethics. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics.

This Code of Ethics is publicly available on our Internet website at www.spanishbroadcasting.com under the tab entitled “Investor Info/Code of Conduct.” If we make substantive amendments to the Code of Ethics or grant any waiver from its provisions to our principal executive, financial or accounting officers, or persons performing similar functions, including any implicit waiver, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K within four business days of such amendment or waiver.

Whistleblower Hotline

We have a whistleblower policy (the “Whistleblower Policy”), which establishes procedures for (i) the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of our company, you may do so by using the various alternatives provided by us, such as (i) writing directly to the Chairman of the Audit Committee at Audit Committee Chairman, c/o Director of Internal Audit, Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133 or (ii) confidentially and anonymously by calling a toll free telephone “hotline” operated by an independent party at (866) 789-1229. A copy of our Whistleblower Policy is available on our Internet website at www.spanishbroadcasting.com under the tab entitled “Investor Info/Ethics and Compliance Hotline.”

Board of Directors Attendance at Annual Meetings of Stockholders

Although we do not have a formal policy requiring director attendance at our Annual Meeting, all directors and all nominees for election as directors are encouraged to attend the Annual Meeting. Last year, all of our incumbent directors and director nominees attended our Annual Meeting, except for Mr. Alarcón, Sr.

Related Person Transactions

We conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis in accordance with the Nasdaq Marketplace Rule 4350(h). This rule applies to any related transaction or series of related transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. Under the rule, management will determine whether a transaction meets the requirements of a related person transaction requiring review by the Audit Committee. Transactions that fall within this definition are referred to the Audit Committee for approval, ratification, or other action. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will decide whether or not to approve such transaction and will approve only those transactions that are in the best interests of the Company. In the course of its review and approval or ratification of a transaction, the Audit Committee considers among other things:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;

•	the significance of the transaction to the related person;

•	the significance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters the Committee deems appropriate.

An Audit Committee member cannot participate in any approval or ratification of a related party transaction in which such member is a related person, other than to provide all material information regarding the transaction to the Audit Committee. However, such member may be counted in determining the presence of a quorum at a meeting of the Audit Committee which considers the transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information concerning the beneficial ownership of our Class A common stock and our Class B common stock as of April 16, 2008, by:

•	each person known by us to beneficially own more than 5% of any class of our common stock;

•	each director and each executive officer named in the Summary Compensation Table; and

•	all named executive officers and directors as a group.

Unless indicated below, each stockholder listed had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, if applicable. As of the Record Date, there were 41,401,805 shares of Class A common stock and 23,403,500 shares of Class B common stock outstanding. In addition, as of the Record Date there were 380,000 shares of Series C convertible preferred stock, par value $.01 per share (“Series C preferred stock”), which are convertible into 7,600,000 shares of Class A common stock and which vote on an as-converted basis with the common stock. Accordingly, in the percentage calculations in the table below, we treat the 7,600,000 shares of Class A common stock (into which the Series C preferred stock is convertible) as outstanding.

	Class A Shares		Class B Shares
		Percent of		Percent of	Percent of Total	Percent of Total
	Number of	Class A	Number of	Class B	Economic	Voting
Name and Address(1)(2)	Shares	Shares	Shares	Shares	Interest	Power

Raúl Alarcón, Jr.(3)	924,000	1.9%	22,330,000	95.4%	31.7%	79.0%
Pablo Raúl Alarcón, Sr.	—	—	1,070,000	4.6%	1.5%	3.8%
Joseph A. García(4)	590,000	1.2%	—	*	*	*
Marko Radlovic(5)	254,167	*	—	*	*	*
Mitchell A. Yelen(5)	10,000	*	—	*	*	*
Antonio S. Fernandez(6)	50,000	*	—	*	*	*
Jose A. Villamil(5)	40,000	*	—	*	*	*
Jason L. Shrinsky(7)	105,000	*	—	*	*	*

All named executive officers and directors as a group(8)	1,973,167	3.6%	23,400,000	100.0%	32.5%	81.7%
CBS Corporation(9)	11,400,000	21.6%	—	—	15.0%	4.0%
Heartland Advisors, Inc.(10)	4,999,336	10.2%	—	—	6.9%	1.8%
Discovery Group I, LLC(11)	3,999,029	8.2%	—	—	5.5%	1.4%
Columbia Wanger Asset Management, L.P.(12)	3,715,000	7.6%	—	—	5.1%	1.3%
Post Advisory Group, LLC(13)	3,360,700	6.9%	—	—	4.6%	1.2%
Dimensional Fund Advisors, Inc.(14)	2,697,704	5.5%	—	—	3.7%	1.0%

*	Indicates less than 1%.

(1)	The address of all directors and executive officers in this table, unless otherwise specified, is c/o Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133.

(2)	As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting of a security, or the sole or shared power to dispose, or direct the disposition, of a security. A person is deemed as of any date to have beneficial ownership of any security that the person has the right to acquire within 60 days after that date, regardless if the security is in-the-money or not. For purposes of computing the percentage of outstanding shares held by each person named above, any security that the person has the right to acquire within 60 days of the date of calculation is deemed to be outstanding, but is not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

(3)	Includes 900,000 shares of Class A common stock issuable upon the exercise of options that the holder has the right to exercise within sixty days of the date of this table.

(4)	Includes 575,000 shares of Class A common stock issuable upon the exercise of options that the holder has the right to exercise within sixty days of the date of this table.

(5)	Shares of Class A common stock beneficially owned by Messrs. Radlovic, Yelen and Villamil are issuable upon the exercise of options that the holders have the right to exercise within sixty days of the date of this table.

(6)	Includes 40,000 shares of Class A common stock issuable upon the exercise of options that the holder has the right to exercise within sixty days of the date of this table.

(7)	Includes 90,000 shares of Class A common stock issuable upon the exercise of options that the holder has the right to exercise within sixty days of the date of this table. Mr. Shrinsky holds these options for the benefit of the law firm, Kaye Scholer LLP. Mr. Shrinsky shares ownership of, and voting and investment power for, 15,000 shares of Class A common stock with his spouse.

(8)	Includes 1,909,167 shares of Class A common stock issuable upon the exercise of options that the holders have the right to exercise within sixty days of the date of this table.

(9)	Reflects ownership of Mr. Sumner M. Redstone, National Amusements, Inc. (“NAI”), NAIRI, Inc. (“NAIRI”), CBS Corporation (“CBS”), Westinghouse CBS Holding Company, Inc. (“W/CBS HCI”), CBS Broadcasting Inc. (“CBSBI”), CBS Radio Inc. (“CBS Radio”) and CBS Radio Media Corporation (“CRMC”) (collectively, the “Reporting Entities”) of 380,000 shares of our Series C Preferred Stock and a warrant (the “Warrant”) to purchase 190,000 additional shares of Series C Preferred Stock. Upon conversion, each of the shares of Series C Preferred Stock will convert into twenty fully paid and non-assessable shares of Class A Common Stock. Accordingly, the Series C Preferred Stock beneficially owned by the Reporting Entities and the Series C Preferred Stock issuable upon exercise of the Warrant is convertible into 11,400,000 shares of Class A Common Stock. Mr. Sumner M. Redstone, by virtue of his stock ownership in NAI, may be deemed to be the beneficial owner, with shared dispositive and voting power, of the Series C Preferred Stock held or controlled by the Reporting Entities. The address of the Reporting Entities and Mr. Redstone is c/o CBS Corporation, 51 West 52nd Street, New York, New York 10019. We obtained this information from a Schedule 13D/A filed by CBS Corporation on February 14, 2006. Nonetheless, the percentage which appears in this table may differ from the percentage disclosed in such filing.

(10)	The address of Heartland Advisors, Inc. is 789 North Water Street, Milwaukee, WI 53202. Heartland Advisors, Inc. has sole investment discretion and voting power with respect to all the shares. The shares are owned by various individual and institutional investors for which Heartland Advisors, Inc. serves as an investment advisor. We obtained this information from a Schedule 13G/A filed by Heartland Advisors, Inc. on February 8, 2008. Nonetheless, the percentage which appears in this table may differ from the percentage disclosed in such filing.

(11)	Includes 3,423,507 shares of Class A common stock held by Discovery Equity Partners, L.P. (“Discovery Partners”). Discovery Group I, LLC (“Discovery Group”) is the general partner of Discovery Partners and, for the purposes of the reporting requirements of the Securities Exchange Act of 1934, may be deemed to be a beneficial owner of the shares held by that entity which represent 8.3% of the shares of Class A common stock outstanding. Daniel J. Donoghue and Michael R. Murphy, each a managing member of Discovery Group, may be deemed a beneficial owner of the securities held by such entity. None of Discovery Partners, Discovery Group, Mr. Donoghue or Mr. Murphy have sole dispositive or voting power with respect to such securities. We obtained this information from a Schedule 13D/A filed April 3, 2008. Nonetheless, the percentage which appears in this table may differ from the percentage disclosed in such filing. The address for the filers is 191 North Whacker Drive, Suite 1685, Chicago, Illinois 60606.

(12)	The address of Columbia Wanger Asset Management, L.P. is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606. Columbia Wanger Asset Management, L.P. has sole investment discretion and voting power with respect to all the shares. The shares are owned by various individual and institutional investors for which Columbia Wanger Asset Management, L.P. serves as an investment advisor. We obtained this information from a Schedule 13G filed by Columbia Wanger Asset Management, L.P. on January 10, 2007. Nonetheless, the percentage which appears in this table may differ from the percentage disclosed in such filing.

(13)	The address of Post Advisory Group, LLC is 11755 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90025. Post Advisory Group, LLC has sole investment discretion and voting power with respect to all the shares. The shares are owned by various individual and institutional investors for which Post Advisory Group, LLC serves as an investment advisor. We obtained this information from a Schedule 13G filed by Post Advisory Group, LLC on February 13, 2008. Nonetheless, the percentage which appears in this table may differ from the percentage disclosed in such filing.

(14)	The address of Dimensional Fund Advisors LP is 1299 Ocean Avenue, Santa Monica, CA 90401. Dimensional Fund Advisors LP has sole investment discretion and voting power with respect to all the shares. The shares are owned by various individual and institutional investors for which Dimensional Fund Advisors LP serves as an investment advisor. We obtained this information from a Schedule 13G/A filed by Dimensional Fund Advisors LP on February 6, 2008. Nonetheless, the percentage which appears in this table may differ from the percentage disclosed in such filing.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2007, the number of securities outstanding under our equity compensation plans, the weighted average exercise price of such securities and the number of securities available for grant under these plans:

Equity Compensation Plan Information
As of December 31, 2007

	Number of Shares
	to be Issued	Weighted-Average	Number of Securities
	Upon	Exercise	Remaining Available
	Exercise of	Price of	for Future Issuance
	Outstanding	Outstanding	Under Equity
	Options,	Options,	Compensation Plans
	Warrants	Warrants	(excluding
Plan Category	and Rights	and Rights	Column (a))

Equity Compensation Plans Approved by Stockholders:
2006 Omnibus Equity Compensation Plan	77,000	$4.19	3,423,000
1999 Stock Option Plan	2,562,700	10.02	344,200
Non-Employee Directors Stock Option Plan	250,000	10.41	20,000
Equity Compensation Plans Not Approved by Stockholders:
Options issued to a former director(1)	250,000	20.00	—
Warrants related to the acquisitions of KRZZ-FM(2)	3,800,000	15.00	—

Total	6,939,700		3,787,200

(1)	We granted Arnold Sheiffer, who served as a director of SBS from 1996 until August 1999, stock options to purchase 250,000 shares of Class A common stock upon the closing of our initial public offering, for his past services as a director.

(2)	On December 23, 2004, in connection with the closing of the merger agreement, dated October 5, 2004, with Infinity Media Corporation (“Infinity”) now known as CBS Radio, a division of CBS Corporation, Infinity Broadcasting Corporation of San Francisco (“Infinity SF”) we issued to Infinity (i) an aggregate of 380,000 shares of our Series C preferred stock, which are convertible at the option of the holder into twenty fully paid and non-assessable shares each of our Class A common stock; and (ii) a warrant to purchase an additional 190,000 shares of our Series C preferred stock, at an exercise price of $300.00 per share (the “Warrant”). Upon conversion, each share of our Series C preferred stock held by a holder will convert into twenty fully paid and non-assessable shares of our Class A common stock. The shares of our Series C preferred stock issued at the closing of the merger are convertible into 7,600,000 shares of our Class A common stock, subject to adjustment, and the Series C preferred stock issuable upon exercise of the Warrant are convertible into an additional 3,800,000 shares of our Class A common stock, subject to adjustment. In connection with the closing of the merger transaction, we also entered into a registration rights agreement with Infinity, pursuant to which Infinity may instruct us to file up to three registration statements, on a best efforts basis, with the SEC providing for the registration for resale of the Class A common stock issuable upon conversion of the Series C preferred stock.

PROPOSAL

ELECTION OF DIRECTORS

The Board currently has six members. Each of the Board members is standing for reelection to hold office until the next Annual Meeting of Stockholders. A new nominee, Joseph A. García, our CFO, is also standing for election. The independent directors who are members of the Audit and Compensation Committee identified and recommended Mr. García to become a member of the Board.

Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or retirement. The Board has designated as nominees: Raúl Alarcón, Jr., Pablo Raúl Alarcón, Sr., Antonio S. Fernandez, José A. Villamil, Mitchell A. Yelen and Jason L. Shrinsky, each of whom currently serves as a member of the Board and Joseph A. García, who has not previously served as a director of SBS.

See “Corporate Governance Matters” of the Company for additional information.

Other than the proposals described in this Proxy Statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy by telephone, Internet, or by signing and returning your proxy card, either of the persons named as proxy holders — Raúl Alarcón, Jr., our Chairman, President and CEO, and Joseph A. García, our CFO, Executive Vice President and Secretary — will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If any of our nominees are unavailable as a candidate for director, the above-named proxy holders will vote your proxy for another candidate or candidates as may be nominated by the Board.

THE BOARD UNANIMOUSLY RECOMMENDS THAT EACH HOLDER OF CLASS A COMMON STOCK AND EACH HOLDER OF CLASS B COMMON STOCK VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED BELOW.

NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

The following table sets forth information concerning the five nominees for director, followed by information concerning our executive officers. Each of our directors and executive officers serves until his successor is elected and qualifies.

Name	Age	Position with SBS

Incumbent Nominees for Director
Raúl Alarcón, Jr.	52	Chairman of the Board of Directors, CEO and President
Pablo Raúl Alarcón, Sr.	82	Chairman Emeritus and Director
Antonio S. Fernandez	68	Director
José A. Villamil	61	Director
Mitchell A. Yelen	60	Director
Jason L. Shrinsky	70	Director
New Nominees for Director
Joseph A. García	62	Director Nominee and CFO, Executive Vice President and Secretary
Executive Officers
Marko Radlovic	44	Chief Operating Officer of Radio Segment and Executive Vice President
Cynthia Hudson	45	Chief Creative Officer of MegaTV and Executive Vice President

Raúl Alarcón, Jr. joined us in 1983 as an account executive and has been our President and a director since October 1985 and our CEO since June 1994. On November 2, 1999, Mr. Alarcón, Jr. became our Chairman of the Board and continues as our CEO and President. Currently, Mr. Alarcón, Jr. is responsible for our long-range strategic planning and operational matters and is instrumental in the acquisition and related financing of each of our stations. Mr. Alarcón, Jr. is the son of Pablo Raúl Alarcón, Sr.

Pablo Raúl Alarcón, Sr. is our founder and was our Chairman of the Board from March 1983 until November 2, 1999, when he became Chairman Emeritus. Mr. Alarcón, Sr. continues to be one of our directors. Mr. Alarcón, Sr. has been involved in Spanish-language radio broadcasting since the early 1950’s when he established his first radio station in Camagüey, Cuba. Upon his arrival in the United States, Mr. Alarcón, Sr. continued his career in radio broadcasting and was an on-air personality for a New York radio station before being promoted to programming director. Mr. Alarcón, Sr. subsequently owned and operated a recording studio and an advertising agency before purchasing our first radio station in 1983. Mr. Alarcón, Sr. is Raúl Alarcón, Jr.’s father.

Antonio S. Fernandez became one of our directors on June 30, 2004. Mr. Fernandez was the founder and former head of the International Investment Banking Department at Oppenheimer & Co., Inc. Mr. Fernandez’s tenure at Oppenheimer & Co., Inc. from 1979 to 1999 also included terms as Executive Vice President, Director of Operations, Treasurer, Chief Financial Officer and Director. He has been a member of the investment committees for several private equity funds and a director of a closed end fund. Earlier in his career, Mr. Fernandez held management positions at Electronic Data Systems, duPont Glore Forgan and Thomson McKinnon. Mr. Fernandez served on the board of directors of Banco Latinoamericano de Exportaciones from 1992 until 1999 and in September 2003 was elected to the board of directors of Terremark Worldwide Inc.

José A. Villamil became one of our directors on June 30, 2004. Mr. Villamil has over 25 years of experience as a private business economist and as a senior policymaker of both the federal and State of Florida governments. Mr. Villamil is the Chief Executive Officer of The Washington Economics Group, Inc., serving in such position from 1993 to 1998 and from 2000 to the present. From 1999 to 2000, he was Director for Tourism, Trade and Economic Development of Florida. Mr. Villamil served most recently as Chairman of the Council of Economic Advisors of Florida and a member of the board of directors of Enterprise Florida, Inc. Since April 2003, Mr. Villamil has been director of Mercantil CommerceBank, N.A. and CommerceBank Holding Corp. Most recently, Mr. Villamil was appointed to President George W. Bush’s Advisory Committee on Trade Policy and Negotiations. From 1989 to 1993, Mr. Villamil served as Chief Economist and later as Undersecretary for Economic Affairs at the United States Department of Commerce.

Mitchell A. Yelen became one of our directors on September 28, 2007. Mr. Yelen is currently the Director of tax services at Pinchasik, Strongin, Muskat, Stein & Company, P.A. where he has been employed since 1984 specializing in litigation support, complex tax research and financial planning. Mr. Yelen previously held positions at CPA firms: Kaufman, Rossin & Co., P.A. and Alexander Grant & Co., P.A. Among other degrees, he holds an M.B.A. in Finance from Northwestern University and a J.D. and L.L.M. in taxation from the University of Miami.

Jason L. Shrinsky became one of our directors on November 2, 1999. Mr. Shrinsky is a retired partner from the law firm Kaye Scholer LLP, which he joined as a partner in 1986. Mr. Shrinsky has been a lawyer counseling corporations and high net worth individuals on financings, mergers and acquisitions, other related financial transactions and regulatory procedures since 1964. Kaye Scholer LLP has served as our legal counsel for more than 20 years.

Joseph A. García has been our CFO since 1984, Executive Vice President since 1996 and Secretary since November 2, 1999. Mr. García is responsible for our financial affairs, operational matters and investor relations, and he has been instrumental in the acquisition and related financing of our stations. Before joining us in 1984, Mr. García spent thirteen years in international financial planning positions with Philip Morris Companies, Inc. and Revlon, Inc., where he was manager of financial planning for Revlon — Latin America.

Marko Radlovic became our Chief Operating Officer of the Radio Segment on November 7, 2007 and has been our Executive Vice President since July 21, 2005. Previously, Mr. Radlovic was our Chief Operating Officer of the Company from July 21, 2005 through November 6, 2007 and was our Chief Revenue Officer from December 2003 through July 2005. Mr. Radlovic is responsible for day to day operational matters and overseeing the revenue and profit performance of all of our radio stations. Mr. Radlovic was Vice President/General Manager for our Los Angeles radio cluster from January 2002 until November 2003 and previously served as Vice President of Sales for the Los Angeles cluster. Prior to joining us, he was Market Manager for Cumulus Media in Southern California from January 2001 until August 2001 and was Vice President/General Manager for AM/FM Inc. in Los Angeles from October 1998 to October 2000.

Cynthia Hudson became our Chief Creative Officer of MegaTV and Executive Vice President on January 3, 2006. Ms. Hudson is responsible for MegaTV and our bilingual Internet portals. From 1997-2005, Ms. Hudson served as Senior Vice President and Editorial Director of Cosmopolitan Television (a Hearst Entertainment and Syndication Group division), heading up the creation and development of the Cosmopolitan TV Networks. Ms. Hudson led the research, development and creation of Cosmo TV, overseeing design of original programs, on-air packaging, promotions and program acquisitions, as well as the creation and production of original formats. Ms. Hudson is an eight-time Emmy Award winning producer, writer and international television executive with over 20 years experience in both the U.S. broadcast and international cable TV industries.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis explains how our executive compensation program is administered and provides a general discussion of:

•	the philosophy underlying our compensation program;

•	the elements of our compensation program;

•	the compensation paid to the named executive officers during 2007; and

•	other relevant matters involving our compensation program.

Please read this compensation discussion and analysis in conjunction with the information contained in the executive compensation tables immediately following this section.

Executive Summary

This Compensation Discussion and Analysis section is designed to explain the material elements of compensation paid to our named executive officers (“NEOs”) and to describe the manner and context in which compensation is awarded to, and earned by, these individuals. This Compensation Discussion and Analysis focuses on the information contained in the following tables and related footnotes and narrative for the fiscal year ended December 31, 2007, but also describes compensation actions taken before or after the last completed fiscal year to the extent such information enhances the understanding of our executive compensation programs.

The Compensation Committee uses a variety of resources, including competitive market analysis and input from independent consultants to make decisions regarding our executives’ compensation which are consistent with our executive compensation philosophy and objectives. The Compensation Committee considers the Company’s business performance, financial and strategic goals, the current industry environment and various tax considerations in determining how to apply the Company’s executive compensation philosophy to decisions regarding executive compensation.

The principal elements of our executive compensation program are base salary, annual cash incentives, long-term equity-based incentives, other benefits and perquisites. Our other benefits and perquisites generally consist of life and health insurance benefits, a qualified 401(k) savings plan and include reimbursement for certain medical insurance and automobile benefits. Our philosophy is to position the aggregate of these elements at a level that is commensurate with our size and individual and corporate performance.

The objectives of our executive compensation program are to:

•	set levels of compensation that will attract and retain superior executives in the highly competitive broadcasting industry;

•	emphasize performance-based compensation that reflects each NEO’s individual contribution as well as his or her participation in, and contribution to, the larger management team to our operational and financial performance; and

•	provide equity-based compensation to align the interests of NEOs with those of stockholders.

Our NEOs consist of Raúl Alarcón, Jr., our CEO, President and Chairman, Joseph A. García, our CFO, Executive Vice President and Secretary, Marko Radlovic, our Chief Operating Officer of the Radio Segment and Executive Vice President and Cynthia Hudson, our Chief Creative Officer of MegaTV and Executive Vice President. Their compensation is determined by our Compensation Committee, which is composed solely of independent directors.

The analysis that follows describes the material elements of our compensation programs for the four NEOs.

Executive Compensation Philosophy

We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executives. This requires that we maintain competitive compensation arrangements at all times. Our compensation program accordingly is designed to attract and retain key employees by motivating them to achieve and in turn, rewarding them for superior performance. Different elements of the overall program are geared to short and longer-term performance with the goal of increasing stockholder value over the long term. Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. We believe the performance of every employee is important to our success, and therefore are mindful of the effect of executive compensation and incentive programs on all of our employees.

We believe that the compensation of our NEOs and other executives should reflect their success as a management team, in addition to their success as individuals, in attaining key operating objectives, such as sales growth, operating earnings growth, and growth or maintenance of market share and long-term competitive advantage, and ultimately, in increasing the market price of our stock. Compensation also reflects the extent of the NEO’s undertakings. For example, our CEO receives a larger base salary and bonuses than the other NEOs as a result of his responsibilities for all aspects of our operations and his responsibilities as CEO. We believe that the performance of the executives in managing our company, considered in light of general economic conditions, as well as specific company, industry and competitive conditions, should be the basis for determining their overall compensation. We also believe that (i) their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, since this may be influenced by matters having nothing to do with their performance and (ii) the market value of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the Company by our executives. We seek to have the long-term performance of our stock reflected in executive compensation through our equity-based compensation plans. In determining the bonuses granted to our NEOs, the Compensation Committee also analyzes the probability that the targets and goals set for payment of those bonuses are attainable and reasonably achieved.

Role of the Compensation Committee and its Advisors

We pay our executives compensation to recognize their contributions to the success of our business, to their success in achieving individual goals and to provide incentives for them to deliver performance that meets the growth and other objectives of the Company.

As of December 31, 2007, the members of the Compensation Committee were Messrs. Fernandez, Villamil and Yelen. The Compensation Committee operates pursuant to a written charter, which is publicly available on our Internet website at www.spanishbroadcasting.com under the tab entitled “Investor Info/Compensation Committee Charter.” Due to the recent changes to the rules and regulations regarding executive compensation and general corporate governance, our Compensation Committee decided to engage the services of Watson Wyatt Worldwide (“Watson Wyatt”), a human resources consulting firm, to advise them with respect to certain executive compensation matters, as well as to assist the Compensation Committee with financial analysis and other compensation-related matters. Since their appointment, Watson Wyatt representatives have attended meetings of the Compensation Committee to assist the Compensation Committee with its deliberations and are generally available for consultation.

In addition to participating in the meetings of the Compensation Committee, Watson Wyatt provides the Compensation Committee with significant assistance and advice in the review of the Company’s employment arrangements with certain senior executives and other related executive pay policies, such as analyzing financial goals and incentives for our NEOs. During 2007, Watson Wyatt was charged, among other things, with conducting a competitive assessment of our executive compensation for our NEOs. In addition, Watson Wyatt provides expert knowledge of marketplace trends and best practices relating to competitive pay levels. Perhaps the most significant contribution to the Compensation Committee’s work during 2007 was the development of a recommendation for an executive compensation peer group for the purpose of comparing pay levels of individual senior executives, as well as executive compensation programs. The Compensation Committee accepted this recommendation and now uses data from this peer group in establishing competitive compensation for our executives. Apart from advising the Compensation Committee, Watson Wyatt provides no services to the Company or management.

Peer Group

The peer group recommended by Watson Wyatt and accepted by the Compensation Committee consists of a small group of U.S. radio and television media companies that have business profiles, revenue sizes and payrolls that are reasonably comparable to those of the Company. It was developed for the purposes of comparisons on matters of compensation policies, rather than for purposes of comparing other operational or financial matters. Therefore, the peer group used by the Compensation Committee may differ from a peer group identified for other purposes. The peer group used by the Compensation Committee contains only public companies. There are no U.S. public companies that have business profiles, shareholding structures, customer bases and payrolls that are identical to the Company’s and as a result the peer group has limited comparability to us. Nonetheless, the Compensation Committee believes that the information obtained from the peer group analysis is useful in setting a context for the Compensation Committee’s analysis of industry trends in compensation matters. The peer group information provided by Watson Wyatt included ranges of base salaries, bonuses, stock and other long-term incentive programs and other compensation features and was used by the Compensation Committee to compare each NEO’s aggregate compensation and individual compensation components against the peer group.

The peer group analysis was conducted by studying the following companies and analyzing their financial data:

Peer Group Companies

Company Name	Company Ticker	City	State	Primary SIC Code Descriptor

Beasley Broadcast Group Inc.	BBGI	Naples	FL	Radio Broadcasting Stations
Citadel Broadcasting Corp.	CDL	Las Vegas	NV	Radio Broadcasting Stations
Cox Radio Inc.	CXR	Atlanta	GA	Radio Broadcasting Stations
Crown Media Holdings Inc.	CRWN	Studio City	CA	Cable And Other Pay TV Services
Cumulus Media Inc.	CMLS	Atlanta	GA	Radio Broadcasting Stations
Emmis Communications Corp.	EMMS	Indianapolis	IN	Radio Broadcasting Stations
Entercom Communications Corp.	ETM	Bala Cynwyd	PA	Radio Broadcasting Stations
Entravision Communications Corp.	EVC	Santa Monica	CA	Television Broadcast Station
Saga Communications Inc.	SGA	Grosse Pointe Farms	MI	Radio Broadcasting Stations

Executive Compensation and Other Information

Each element of compensation is designed to attract and retain the necessary executive talent, reward annual performance and provide incentives for our executives to focus on long-term strategic goals as well as short-term performance. The amount of each element of compensation is determined by the Compensation Committee, which uses the following factors to determine the appropriate amounts for each NEO:

•	performance against corporate and individual objectives for the previous year;

•	perceived difficulty of achieving desired results in the coming year;

•	value of his or her skills and capabilities;

•	performance of his or her general management responsibilities; and

•	contributions as a member of the executive management team.

Our policy for allocating between long-term and current compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for us and our stockholders. We also use bonuses to reward good performance on a quarterly and an annual basis, thereby rewarding the achievement of short-term goals. We provide non-cash equity-based compensation to reward superior performance against certain objectives and long-term strategic goals.

Employment Agreements

We maintain an employment agreement with each of our NEOs. The compensation of our NEOs is primarily governed by their employment agreements. Some of the elements of the compensation packages for our executive officers, such as minimum base salary, severance and change in control benefits are governed by the terms of the employment agreements we entered into with these individuals. Please see “Employment Agreements” for a more detailed discussion of the terms of these agreements.

We recruit executives to implement our business plan and achieve our key strategic goals. We believe the employment agreements also have served as powerful performance incentives and retention tools by proscribing employment terms, including benefits to executives if their employment is terminated without cause or after a change of control. In addition, each employment agreement contains a non-competition clause, except for the agreement with Mr. Alarcón Jr.

Compliance with Internal Revenue Code Section 162(m).

Section 162(m) of the Internal Revenue Code, generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to the corporation’s chief executive officer and four other most highly paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation program to comply with certain exemptions in Section 162(m). However, we reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) (and thereby exceed the $1.0 million limit) when we believe that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer’s performance.

Base Salary

The base salaries of our NEOs are determined by reference to their experience level, length of employment, level of responsibility, historical salary and salaries for individuals in comparable positions with other companies in the broadcasting industry. The Compensation Committee establishes and reviews a NEO’s base salary as it relates to each executive’s position, taking into account market conditions, business or professional experience, prior salary history and contractual arrangements. Once established, base salaries are periodically adjusted to reflect changing duties, inflation and other financial factors.

The Compensation Committee does not target base salary as a particular percentage of total compensation. When determining increases to base salary, the Compensation Committee reviews salary data for comparable performance at the peer group companies developed by Watson Wyatt, considers Company performance and evaluates the individual officer’s performance and how he or she contributed to the Company’s performance. Variable incentive awards do not affect base salary.

Bonuses

Bonuses are intended to reward performance and provide NEOs with financial, operational and strategic incentives to meet annual individual and Company performance targets. Bonuses typically come in two forms, a contractual bonus, based on specific quantitative goals, as well as a discretionary bonus, based on more intangible factors, but including financial considerations. Recommendations for discretionary bonuses under the employment agreements for NEOs, other than our CEO, are proposed by the CEO and are then reviewed and, when appropriate, revised by the Compensation Committee, which has final approval of such compensation. In reviewing such discretionary bonuses, the Compensation Committee takes into account each individual’s performance and our performance as a company, including performance relative to our peer group, performance relative to business conditions, and our success in meeting our financial, operational and strategic objectives.

The Compensation Committee awards annual cash bonuses to provide incentive compensation to NEOs for achieving annual goals for each executive officer. Annual bonuses are also intended to reward executives for overall success of the Company, as well as success in achieving goals set by management and the Compensation Committee. The determination of bonuses under the NEOs’ employment agreements is non-discretionary in that each employment agreement provides a formula pursuant to which the amount of such bonuses, if any, is determined. Such non-discretionary bonuses are based on achievement of clear performance targets set forth in the agreements. The Compensation Committee has established this non-discretionary bonus structure in each NEO’s employment agreement to provide the NEOs comfort that the bonuses will not be subject to outside influences or the Compensation Committee’s discretion. The Compensation Committee considers that establishing non-discretionary bonuses in this manner helps us to be competitive with other companies and to retain talented employees.

In March 2008 and 2007, we awarded bonus payments to our NEOs for 2007 and 2006 performance. These amounts were reported in the section of this Proxy Statement entitled “Summary Compensation Table.” The Compensation Committee uses its discretion to evaluate the performance of each executive officer. The process followed by the Compensation Committee is discussed below under “Compensation Process.” The goals and results for 2007 are discussed below under “2007 Performance and Compensation Decisions.”

Other Post-Termination Benefits

We provide NEOs other post-termination benefits such as accelerated vesting and severance payments in certain circumstances. The severance payments, together with a quantification of the benefits available under each program to each of the NEOs named in the Summary Compensation Table, may be found in the section of this Proxy Statement entitled “Potential Payments upon Termination or Change in Control.”

We have provided these other post-termination benefits because we believe they are customary and are necessary to attract and retain our NEOs. In particular, severance amounts for our CEO were established in employment agreements negotiated before our initial public offering and the protection provided by the severance provisions of their contracts was a key element in recruiting experienced executives to work for the Company. Similarly, the accelerated vesting for events such as death or disability is typically provided to executives at other companies. To date, these other post-termination benefits have not affected other elements of executive compensation.

Change of Control Benefits

The vesting of any unvested stock options and restricted stock held by an NEO will be accelerated on a change of control. In addition, the employment agreements provide that in the event of a change of control, severance benefits are provided if the executive officer is terminated without cause. In each case, the definition of change in control excludes transactions, such as an internal reorganization and when the Company issues shares directly, for which it may not be appropriate to provide change of control benefits. Additional information on benefits provided upon a change of control may be found in the section of this Proxy Statement entitled “Executive Compensation — Employment Agreements” and “Potential Payments Upon Termination or Change in Control.”

Equity-Based Incentive Programs

We use equity-based compensation for executive officers, managers and other employees to provide incentives to create stockholder value and align the interests of these executive officers and employees with the interests of stockholders. The Compensation Committee also believes that equity-based compensation gives executive officers, managers and other employees the opportunity for building wealth and attaining financial security. Equity-based compensation, in the opinion of the Compensation Committee, is an essential element in retaining talented executive officers, managers and other employees. Our CEO proposes awarding equity-based compensation to executive officers, managers and other employees (other than to our CEO) to the Compensation Committee which reviews these proposals and, when appropriate, revises them. The Committee has final approval of all such grants.

1999 Stock Option Plan

We adopted an option plan to incentivize our present and future executives, managers and other employees through equity ownership (the “1999 Stock Option Plan”). The plan provides for the grant of stock options to individuals selected by the Compensation Committee (or a subcommittee of the Compensation Committee or by the Board if neither such committee has been appointed). An aggregate of 3,000,000 shares of Class A common stock have been reserved for issuance under this option plan. The option plan allows us to tailor incentive compensation for the retention of personnel, to support corporate and business objectives, and to anticipate and respond to a changing business environment and competitive compensation practices.

Pursuant to the option plan, the Compensation Committee has discretion to select the participants, to determine the type, size and terms of each award, to modify the terms of awards, to determine when awards will be granted, when they will vest, and to make all determinations it deems necessary or desirable in the interpretation and administration of the option plan. The option plan will terminate on September 26, 2009, ten years from the date that it was approved and adopted by the Company’s stockholders. Generally, a participant’s rights and interest under the option plan are not transferable, except by will or by the laws of descent and distribution.

Options, which may be either non-qualified stock options or incentive stock options, are rights to purchase a specified number of shares of our Class A common stock at a price fixed by the Compensation Committee which must be equal to, or higher than, the fair market value of the underlying shares of Class A common stock.

2006 Omnibus Equity Compensation Plan

On July 18, 2006, our stockholders approved the Spanish Broadcasting System, Inc. 2006 Omnibus Equity Compensation Plan (the “Omnibus Plan”). The Board previously approved the Omnibus Plan at a meeting held on May 3, 2006, which was subject to stockholder approval. An aggregate of 3,500,000 shares of Class A common stock have been reserved for issuance under this plan.

In connection with the approval of the Omnibus Plan, our stockholders also approved that (i) the compensation attributable to grants under the Omnibus Plan qualify for an exemption from the $1,000,000 deduction limit under Section 162(m) of the Code, (ii) incentive stock options meet the requirements of the Code, and (iii) the Omnibus Plan meets the Nasdaq Stock Market listing requirements.

The Omnibus Plan provides that grants may be made to participants of any of the following: (i) incentive stock options, (ii) nonqualified stock options, (iii) stock appreciation rights (“SARs”), (iv) stock units, (v) stock awards, (vi) dividend equivalents, and (vii) other stock-based awards. All employees, members of the Board, and all non-employee directors are eligible to participate. The Compensation Committee approves those individuals who will participate in the Omnibus Plan.

401(k) Plan

We offer a tax-qualified employee savings and retirement plan (the “401(k) Plan”) covering all of our employees. Pursuant to the 401(k) Plan, an employee may elect to contribute between one percent (1%) and fifteen percent (15%) of his/her annual salary, not to exceed the statutorily prescribed annual limit. We may, at our option and in our sole discretion, make matching and/or profit sharing contributions to the 401(k) Plan on behalf of all participants. The 401(k) Plan is intended to qualify under Section 401(a) of the Code so that contributions by employees or by us to the 401(k) Plan and income earned on plan contributions are not taxable to employees until distributed to them and contributions by us will be deductible by us when, and if, made. The trustees under the 401(k) Plan, at the direction of each participant, invest such participant’s assets in the 401(k) Plan in selected investment options.

We currently do not make contributions to the 401(k) Plan but may decide to make contributions in the future to be competitive with other companies and to retain talented employees. The Company does not maintain any defined benefit pension plans.

Perquisites

We limit the benefits and perquisites that we make available to our NEOs. Our executives are entitled to some benefits that are not otherwise available to all of our employees. These include, among other things, tax preparation, financial planning, executive medical health insurance and company cars or car allowances. In this regard, it should be noted that we do not provide supplemental pension arrangements, post-retirement health coverage, or similar benefits for our executives.

Our use of perquisites as an element of compensation is limited and is largely based on the historical practices and policies and as is specified in an executive’s employment agreement. We do not view perquisites as a significant element of our comprehensive compensation structure, but do believe that they can be used in conjunction with base salary to attract, motivate and retain individuals in a competitive environment.

Compensation Process

2007 Performance and Compensation Decisions

In the judgment of the Compensation Committee, the Company achieved all of its key strategic goals and its most important annual goals. In its evaluation of 2007 performance, the Compensation Committee gave greatest weight to the achievement the Company’s strategic goals, which were the result of the management team’s continuous efforts.

SUMMARY COMPENSATION TABLE

						Stock	Option	All Other
		Base Salary		Bonus		Awards	Awards	Compensation		Total
Name and Principal Position	Year	($)		($)		($)(a)	($)(a)	($)		($)

Raúl Alarcón, Jr.	2007	1,244,222	(b)	741,490	(c)	102,852	111,952	80,181	(d)	2,280,697
Chief Executive Officer, President and Chairman of Board of Directors	2006	1,226,889		741,216	(c)	—	318,565	90,182	(d)	2,376,852
Joseph A. García	2007	450,000		125,000	(e)	—	83,459	18,676	(f)	677,135
Chief Financial Officer, Executive Vice President and Secretary	2006	450,000		150,000	(e)	—	66,159	22,731	(f)	688,890
Marko Radlovic	2007	500,000		60,000	(g)	—	189,983	21,000	(h)	770,983
Chief Operating Officer of Radio Segment and Executive Vice President	2006	500,000		100,000	(g)	—	254,872	47,619	(h)	902,491
Cynthia Hudson	2007	345,558	(i)	25,000	(j)	—	2,100	—		372,658
Chief Creative Officer of MegaTV and Executive Vice President	2006	294,231		20,000	(j)	—	—	—		314,231

(a)	Represents stock-based compensation expense recognized during the fiscal years ended December 31, 2007 and 2006 under SFAS No. 123R stock-based compensation. For a discussion of valuation assumptions used in SFAS 123R stock-based compensation calculations, see Note 11(d) of the Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Annual Report on Form 10-K.

(b)	On March 10, 2007, the Compensation Committee increased Mr. Alarcón Jr.’s base salary to $1,250,000, effective April 1, 2007.

(c)	In 2007, Mr. Alarcón received a $141,490 contractual performance bonus and a $600,000 discretionary bonus. In 2006, Mr. Alarcón received a $241,134 performance bonus and a $500,000 discretionary bonus.

(d)	Per Mr. Alarcón’s employee contract, he is entitled to the use of an automobile and driver, personal tax services and a separate life insurance policy. In 2007, we incurred expenses related to the usage of an automobile and driver of $51,854, taxes services of $15,302 and life insurance premium of $13,025, respectively. In 2006, we incurred expenses related to the usage of an automobile and driver of $69,799, taxes services of $8,648 and life insurance premium of $11,735, respectively.

(e)	In 2007, Mr. García received a $50,000 contractual performance bonus and a $75,000 discretionary bonus. In 2006, Mr. García received a $50,000 contractual performance bonus and a $100,000 discretionary bonus.

(f)	Per Mr. García’s employee contract, he is entitled to the use of an automobile. In 2007, we incurred expenses of $18,676 for the usage of an automobile. In 2006, we incurred expenses of $22,731 for the usage of an automobile.

(g)	In 2007, Mr. Radlovic received a total of $40,000 in contractual performance bonuses and a $20,000 discretionary bonus. In 2006, Mr. Radlovic received a total of $100,000 in contractual performance bonuses.

(h)	Per Mr. Radlovic’s employee contract, he is entitled to an automobile allowance and reimbursement of relocation costs. In 2007, we incurred expenses of $21,000 related to the automobile allowance. In 2006, we incurred expenses of $21,000 related to the automobile allowance and $26,619 related to Mr. Radlovic relocation to Los Angeles, California.

(i)	On October 5, 2007, pursuant to Ms. Hudson’s employment agreement, her base salary was increased to $500,000.

(j)	In 2007, Ms. Hudson received a $25,000 discretionary bonus. In 2006, Ms. Hudson received a $20,000 discretionary bonus.

Conclusion

We believe that the total compensation and components of compensation awarded to our NEOs are appropriate and in the best interests of the Company and the stockholders. Our strategy requires experienced management in each executive position. We believe that the various elements of total compensation have worked well together to attract and motivate management.

2007 GRANTS OF PLAN-BASED AWARDS

All Other
Options
			All Other	Awards:
			Stock Awards:	Number of
			Number of	Securities			Grant Date
			Shares of	Underlying	Exercise or Base	Closing Price of	Fair Value of
			Stock or Units	Options	Price of Option	Stock on Grant Date	Option
Name	Grant Date		(#)	(#)	Awards($/Sh) (a)	($)	Awards ($) (b)

Raúl Alarcón, Jr.	03/10/2007	(c)	72,000	—	—	4.30	—
Raúl Alarcón, Jr.	10/27/2007	(d)	—	100,000	2.62	2.62	167,330
Joseph A. García	None		None	None	None	None	None
Marko Radlovic	None		None	None	None	None	None
Cynthia Hudson	11/05/2007	(d)	—	25,000	2.55	2.55	40,578

(a)	The exercise price of the stock option awards is equal to the closing price of the common stock as reported by The Nasdaq Global Market®.

(b)	The fair value prices of these options are based on the Black-Scholes option-pricing model. For a discussion of valuation assumptions used in SFAS No. 123R stock-based compensation calculations, see Note 11(d) of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Annual Report on Form 10-K.

(c)	Granted under the 2006 Omnibus Equity Compensation Plan.

(d)	Granted under the 1999 Stock Option Plan.

Employment Agreements

To further assist our stockholders in understanding the elements of compensation disclosed in the Summary Compensation Table and related tables, we believe it is important to discuss in more detail the compensation in effect for each of our NEOs. A summary of the material terms of our NEOs’ employment agreements are described below. The severance and termination payments, together with a quantification of the benefits available under each program to each of the NEOs named in the Summary Compensation Table, may be found in the section of this Proxy Statement entitled “Potential Payments upon Termination or Change in Control.”

During fiscal year 2007, we had an employment agreement with each of our executive officers. The description of these agreements contained herein is a summary only. Reference is made to the full text of these agreements which have been previously disclosed in our SEC filings. The employment agreement with Raúl Alarcón, Jr. was entered into prior to the creation of the Compensation Committee, which was established on November 2, 1999 upon the completion of our initial public offering. The employment agreements with Joseph A. García and Marko Radlovic were entered into on December 7, 2000 and October 31, 2003, respectively. The employment agreement of Cynthia Hudson was entered into on November 21, 2005, effective as of January 3, 2006.

Raúl Alarcón, Jr.

The compensation of Mr. Alarcón, Jr., our Chairman of the Board, CEO and President, in 2007 was primarily determined by the amended and restated employment agreement we entered into with him on October 25, 1999 (the “Alarcón Employment Agreement”). The Alarcón Employment Agreement has automatically renewed for successive one-year periods since December 31, 2004, and will continue to do so unless terminated by either party on 90-day’s notice prior to December 31 of any year.

Base Salary.  Pursuant to the Alarcón Employment Agreement, Mr. Alarcón, Jr. is entitled to an annual base salary of not less than $1,000,000. On March 10, 2007, the Compensation Committee increased Mr. Alarcón, Jr.’s base salary to $1,250,000, effective April 1, 2007, which reflected the effect of inflation.

Bonus.  Under the Alarcón Employment Agreement, Mr. Alarcón, Jr. is entitled to an annual contractual bonus equal to 7.5% of same station annual broadcast cash flow (now known as station operating income) growth, including (on a pro rata basis from the date the station was acquired) acquired stations on a pro forma basis or a greater amount in the discretion of the Board.

For the fiscal year ended December 31, 2007, the Board and the Compensation Committee granted Mr. Alarcón, Jr. a bonus of $741,490, which consisted of a contractual performance bonus of $141,490 and a cash discretionary bonus of $600,000, in consideration of his successful efforts on behalf of SBS in improving MegaTV’s performance, negotiating significant contracts, forging strategic alliances, and identifying and hiring new station personnel, as well as other contributions. The 2007 discretionary bonus of $600,000 was an increase from Mr. Alarcón, Jr.’s 2006 discretionary bonus of $500,000 as a result of MegaTV’s significant increases in net revenues and various strategic initiatives. In addition, as part of his 2007 bonus, on March 10, 2008, the Compensation Committee granted Mr. Alarcón, Jr, a restricted stock grant of 90,000 shares of Class A common stock, which will vest in three installments of 30,000 shares, on January 1, 2009, 2010 and 2011, respectively. The restricted stock grant was valued at $1.57 per share based on the closing price of our Class A common stock on March 10, 2008, for a total value of $141,300. As part of his 2006 bonus, on March 10, 2007, the Compensation Committee granted Mr. Alarcón, Jr., a restricted stock grant of 72,000 shares of Class A common stock, which vests in three installments of 24,000 shares, on January 1, 2008, 2009 and 2010, respectively. This restricted stock grant was valued at $4.30 per share based on the closing price of our Class A common stock on March 9, 2007, for a total value of $309,600.

Options.  During each year of his employment term, Mr. Alarcón, Jr. is entitled to receive an option to purchase 100,000 shares of Class A common stock, which vests immediately, at an exercise price equal to the fair market value of the Class A common stock on the applicable grant date. On October 27, 2007, Mr. Alarcón, Jr. received an option to purchase 100,000 shares of Class A common stock, at an exercise price of $2.62 per share. The total fair value of that stock option grant is included in this Proxy Statement under the heading “2007 Grants of Plan-Based Awards,” which was valued at $1.67 per share, based on the Black-Scholes option-pricing model.

Benefits; Perquisites.  Mr. Alarcón, Jr. is entitled to receive executive medical insurance benefits provided to all of our executives, such as health, life and long-term disability insurance for himself and his family. In addition, Mr. Alarcón, Jr. is entitled to certain perquisites, such as life insurance and reimbursement for personal tax and accounting expenses and the use of a company car and a driver.

Termination; Severance.  The Alarcón Employment Agreement provides that Mr. Alarcón, Jr.’s employment may be terminated, among other things, at the election of the Board for cause, as further discussed in this Proxy Statement under the heading “Potential Payments Upon Termination or Change of Control.”

We believe that, in light of Mr. Alarcón, Jr.’s individual performance and his unique contribution to our operational, financial and strategic results for 2007, Mr. Alarcón, Jr.’s salary, bonus and equity-based awards for the year were in line with our overall compensation objectives, which provided compensation in a format that is competitive, fair and reasonable from our perspective.

Joseph A. García

The compensation of Mr. García, our CFO, Executive Vice President and Secretary, in 2007 was primarily determined by the employment agreement we entered into with him on December 7, 2000 (the “García Employment Agreement”). The García Employment Agreement became effective on December 7, 2000 and has automatically renewed for successive one-year periods since December 7, 2005, and will continue to do so unless either party gives the other party notice of termination at least 90 days before a renewal date.

Base Salary.  Mr. García’s annual base salary was $450,000 from March 2005 through March 31, 2008. On April 1, 2008, the Compensation Committee reviewed and increased Mr. García’s base salary to $520,000, effective April 1, 2008, based upon his overall performance and contributions to the Company.

Bonus.  Under the García Employment Agreement, Mr. García may be entitled to receive (i) quarterly bonuses equal to $50,000 per quarter for every quarter that the Company meets the projected broadcast quarterly cash flow (now known as station operating income) targets set each year, (ii) an annual cash bonus to be determined by the Board, based on performance and operating targets achieved by the Company, and (iii) a discretionary annual bonus.

For the fiscal year ended December 31, 2007, Mr. García received a quarterly contractual bonus of $50,000 and an annual discretionary bonus of $75,000, based upon the recommendation of the CEO. The discretionary bonus was in consideration of his performance, the successful management of Sarbanes Oxley compliance, legal, accounting, budget, finance and other financial matters, as well as other contributions during fiscal year 2007 within the context of the Company’s overall financial performance and profitability.

Options.  On October 27, 1999 Mr. García was granted an option to purchase 250,000 shares of Class A common stock, at an exercise price of $20.00 per share, all of which have vested, pursuant to a previously effective employment agreement, which was superseded by the García Employment Agreement. Pursuant to the García Employment Agreement, on December 7, 2000 Mr. García received an option to purchase 100,000 shares of Class A common stock, at an exercise price of $4.81, all of which have vested.

Benefits; Perquisites.  Mr. García is entitled to receive executive medical insurance benefits provided to all of our executives, such as health, life and long-term disability insurance for himself and his family. In addition, Mr. García is entitled to certain perquisites, such as the use of an automobile.

Termination; Severance.  The García Employment Agreement provides that Mr. García’s employment may be terminated, among other things, at the election of the Board for cause, as further discussed in this Proxy Statement under the heading “Potential Payments upon Termination or Change of Control.”

We believe that, in light of Mr. García’s individual performance and his unique contribution to our operational, financial and strategic results for 2007, Mr. García’s salary and bonus for the year were in line with our overall compensation objectives, which provided compensation in a format that is competitive, fair and reasonable from our perspective.

Marko Radlovic

The compensation of Mr. Radlovic, our Chief Operating Officer of the Radio Segment and Executive Vice President, in 2007 was primarily determined by the employment agreement we entered into with him on October 31, 2003, as amended on July 21, 2005, as further amended on November 7, 2007 (collectively, the “Radlovic Employment Agreement”). The Radlovic Employment Agreement expires on July 20, 2008.

Base Salary.  Pursuant to the Radlovic Employment Agreement, Mr. Radlovic is entitled to receive an annual base salary of $500,000.

Bonus.  Under the Radlovic Employment Agreement, Mr. Radlovic may be entitled to (i) an annual discretionary performance bonus, subject to the Compensation Committee’s approval, based upon the CEO’s recommendation, and (ii) quarterly performance bonuses for every quarter that the following performance targets are met: (a) $30,000 if radio net revenue per quarter equals or exceeds the radio sales budget established by the CFO and Mr. Radlovic, and thereafter certified by the CFO; (b) $20,000 if our radio net revenue, excluding non-cash revenue, growth exceeds general market cash revenue growth for the same quarter, based on markets measured by the Miller Kaplan Market Total Revenue Performance Summary and certified by the CFO; and (c) $35,000 if quarterly radio station operating income meets or exceeds the quarterly radio station operating income target set forth in the sales budget.

For the fiscal year ended December 31, 2007, Mr. Radlovic received a quarterly contractual bonus equal to $20,000 and a discretionary bonus of $20,000 for his sales efforts and strategic initiatives in the radio segment.

Options.  Under the terms of the Radlovic Employment Agreement, on November 6, 2003, Mr. Radlovic received an option to purchase 90,000 shares of Class A common stock, all of which have vested. Also, on November 3, 2004 and November 23, 2005, Mr. Radlovic received options to purchase 62,500 shares of Class A common stock based on merit, which vest ratably in the three years following the grant date, respectively. On August 21, 2005, Mr. Radlovic received an option to purchase 25,000 shares of Class A common stock, all of which have vested. Each option granted had an exercise price equal to the closing price of our Class A common stock on the business day of each respective grant date.

Benefits; Perquisites.  Mr. Radlovic is entitled to receive executive medical insurance benefits provided to all of our executives, such as health, life and long-term disability insurance for himself and his family. In addition, Mr. Radlovic is entitled to certain perquisites, including a monthly automobile allowance.

Termination; Severance.  The Radlovic Employment Agreement provides that Mr. Radlovic’s employment may be terminated at our election with or without cause upon a change of control, as further discussed in this Proxy Statement under the heading “Potential Payments Upon Termination or Change of Control.”

We believe that, in light of Mr. Radlovic’s individual performance and his unique contribution to our operational, financial and strategic results for 2007, Mr. Radlovic’s salary and bonus for the year were in line with our overall compensation objectives, which provided compensation in a format that is competitive, fair and reasonable from our perspective.

Cynthia Hudson

The compensation of Ms. Hudson, our Chief Creative Officer of MegaTV and Executive Vice President, in 2007 was primarily determined by the employment agreement we entered into with her on November 21, 2005, effective January 3, 2006 (the “Hudson Employment Agreement”). The probationary period of the Hudson Employment Agreement expired on July 2, 2006 at which time we exercised our option to renew the agreement for an additional period of two and a half years, until January 2, 2009. Thereafter, the contract will automatically renew for an additional one-year period, unless we provide notice of our intention not to renew.

Base Salary.  Pursuant to the Hudson Employment Agreement, Ms. Hudson is entitled to receive an annual base salary of $300,000, $315,000 and $330,750 for the first, second and third year of employment, or an increase to $500,000 upon the successful multi-market expansion of MegaTV. On November 5, 2007, the Compensation Committee, upon the recommendation of the CEO, reviewed and increased Ms. Hudson’s base salary to $500,000, based upon the successful multi-market expansion of MegaTV, her overall performance and contributions to Mega TV.

Bonus.  Under the Hudson Employment Agreement, Ms. Hudson is entitled to receive the following incentive compensation: (i) an annual discretionary performance bonus, subject to the Compensation Committee’s approval, based upon the CEO’s recommendation and (ii) quarterly performance bonuses if the following targets are met: (a) quarterly performance bonuses of $12,500, $37,500 and $50,000 if MegaTV’s ratings achieved certain ratings or rankings above certain competitors; and (b) a one-time bonus of $50,000 upon the successful launch of viable new media units. Due to the successful multi-market expansion of MegaTV resulting in an increase to Ms. Hudson’s annual base salary, Ms. Hudson is no longer eligible to receive the quarterly performance bonuses set forth above.

For the fiscal year ended December 31, 2007, Ms. Hudson received a discretionary bonus of $25,000 as a result of MegaTV’s significant increases in net revenues as a result of distribution and various strategic initiatives.

Options.  Under the terms of the Hudson Employment Agreement, on November 5, 2007, Ms. Hudson received an option to purchase 25,000 shares of Class A common stock, which will vest ratably over a three-year period. This option was granted due to the successful multi-market expansion of MegaTV. The total fair value of that stock option grant is included in this Proxy Statement under the heading “2007 Grants of Plan-Based Awards,” which was valued at $1.62 per share, based on the Black-Scholes option-pricing model.

Benefits; Perquisites.  Ms. Hudson is entitled to receive executive medical insurance benefits provided to all of our executives, such as health, life and long-term disability insurance for herself and her family.

Termination; Severance.  The Hudson Employment Agreement provides that Ms. Hudson’s employment may be terminated at our election with or without cause, as further discussed in this Proxy Statement under the heading “Potential Payments upon Termination or Change of Control.”

We believe that, in light of Ms. Hudson’s individual performance and her unique contribution to our operational, financial and strategic results for 2007, Ms. Hudson’s salary and bonus for the year were in line with our overall compensation objectives, which provided compensation in a format that is competitive, fair and reasonable from our perspective.

FISCAL YEAR-END 2007 OUTSTANDING EQUITY AWARDS

	Option Awards					Stock Awards
						Number of
	Number of	Number of				Shares or Units		Market Value
	Securities	Securities				of Stock		of Shares
	Underlying	Underlying		Option		That		or Units
	Unexercised Options	Unexercised Options		Exercise	Option	Have Not		That Have
	Exercisable	Unexercisable		Price	Expiration	Vested		Not Vested
Name	(#)	(#)		($)	Date (a)	(#)		($)

Raúl Alarcón, Jr.	100,000	—		20.00	10/27/2009
	100,000	—		9.47	10/27/2010
	100,000	—		7.77	10/27/2011
	100,000	—		6.13	10/27/2012
	100,000	—		8.69	10/25/2013
	100,000	—		9.98	10/27/2014
	100,000	—		6.27	10/25/2015
	100,000	—		4.79	10/27/2016
	100,000	—		2.62	10/27/2017
						72,000	(b)	133,200
Joseph A. García	250,000	—		20.00	10/27/2009
	100,000	—		4.81	12/07/2010
	150,000	—		9.10	1/16/2012
	40,000	10,000	(c)	11.78	1/21/2014
	25,000	—		10.79	3/07/2015
Marko Radlovic	20,000	—		9.20	8/30/2011
	15,000	—		9.10	1/16/2012
	90,000	—		9.44	11/06/2013
	62,500	—		10.10	11/03/2014
	25,000	—		8.50	7/21/2015
	41,667	20,833	(d)	5.08	11/23/2015
Cynthia Hudson	—	25,000	(e)	2.55	11/05/2017

(a)	The expiration date of each option occurs 10 years after the stock option grant date.

(b)	Restricted stock vests ratably (24,000) on January 1, 2009, 2010 and 2011, respectively.

(c)	Options became exercisable on January 21, 2008.

(d)	Options become exercisable on November 23, 2008.

(e)	Options vest ratably over a three-year period.

Option Exercises and Stock Vested

None of our named executive officers exercised any stock options or similar instruments during fiscal year ended December 31, 2007.

Elements of Post-Termination Compensation

We do not have a practice of providing retirement benefits, including any supplemental executive retirement plans, to our NEOs. Our NEOs have entered into employment agreements with us in which these agreements each contain certain post-termination compensation, such as severance payments or change-in-control provisions. In addition, we retain the discretion to utilize the offer of severance and/or change-in-control protection as an incentive in hiring our NEOs.

Pension Benefits

We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executive officers are eligible to participate in our 401(k) contributory defined contribution plan.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans.

Potential Payments upon Termination or Change in Control

In accordance with the rules of the SEC, the following table presents our estimate of amounts payable to the NEOs, under our 1999 Stock Option Plan, Omnibus Plan and their employment agreements, assuming that each of the indicated triggering events discussed in the table below occurred on December 31, 2007, and the equity awards under the 1999 Stock Option Plan and Omnibus Plan were neither assumed by a successor corporation nor replaced with a cash retention program.

The following table describes and quantifies the benefits and compensation to which the NEOs would have been entitled to under existing plans and arrangements if their employment had terminated on December 31, 2007, based on their compensation and services on that date. The amounts shown on the table do not include payments and benefits available generally to salaried employees upon termination of employment, such as accrued vacation pay, distribution from the 401(k) plan, or any death, disability or health benefits available under broad-based employee plans.

Potential Payments Upon Termination or Change of Control

					Value of Stock	Value of Option
	Severance (Salary)		Severance (Bonus)		Acceleration	Acceleration	Other Benefits		Total
Name	($)		($)		($)(a)	($)(b)	($)		($)

Raúl Alarcón, Jr.
Without Cause	917,808	(c)	—		133,200	—	25,715	(e)	943,523
With Cause	458,904	(d)	—		—	—	—		458,904
Death	917,808	(c)			133,200	—	12,690	(e)	930,498
Disability	917,808	(c)	—		133,200	—	25,715	(e)	943,523
Joseph A. García
Change of Control	900,000	(f)	250,000	(h)	—	—	27,092	(i)	1,127,092
Without Cause	900,000	(f)	250,000	(h)	—	—	18,061	(j)	1,118,061
Death	450,000	(g)	—		—	—	—		450,000
Disability	450,000	(g)	—		—	—	18,061	(j)	468,061
For Good Reason	424,038	(c)	—		—	—	—		424,038
Marko Radlovic
Change of Control	500,000	(g)	—		—	—	—		500,000
Without Cause	500,000	(g)	—		—	—	—		500,000
With Cause	38,462	(k)	—		—	—	—		38,462
Cynthia Hudson
Without Cause	500,000	(g)	—		—	—	—		500,000
With Cause	19,231	(l)	—		—	—	—		19,231

(a)	The amounts shown as the value of the accelerated stock are solely on intrinsic value of the shares. This was calculated by multiplying (i) the fair market value of our Class A common stock on December 31, 2007 ($1.85) by (ii) the assumed number of shares vesting on an accelerated basis on December 31, 2007. For a discussion of valuation assumptions used in SFAS No. 123R stock-based compensation calculations, see Note 11(d) of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Annual Report on Form 10-K.

(b)	The amounts shown as the value of the accelerated stock option are solely on intrinsic value of the options. This was calculated by multiplying (i) the difference between the fair market value of our Class A common stock on December 31, 2007 ($1.85) and the applicable exercise price by (ii) the assumed number of option shares vesting on an accelerated basis on December 31, 2007. All accelerated options had exercise prices greater than the fair market value of our Class A common stock; therefore, having zero intrinsic value. For a discussion of valuation assumptions used in SFAS No. 123R stock-based compensation calculations, see Note 11(d) of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Annual Report on Form 10-K.

(c)	Represents the aggregate base salary payments which the executive would have received during the employment term if such termination had not occurred.

(d)	Represents 50% of the aggregate base salary payments which the executive would have received during the employment term if such termination had not occurred.

(e)	Represents the aggregate value of the continuation of the executive’s benefits for up to the employment term.

(f)	Represents two times the aggregate base salary payments which the executive would have received during a one-year period.

(g)	Represents the aggregate base salary payments which the executive would have received during a one-year period.

(h)	Represents two times the bonus paid to the executive with respect to the year preceding such date of termination.

(i)	Represents the aggregate value of the continuation of executive benefits for up to 18 months after such date of termination.

(j)	Represents the aggregate value of the continuation of executive benefits for up to 12 months after such date of termination.

(k)	Represents the aggregate of four weeks’ base salary payments.

(l)	Represents the aggregate of two weeks’ base salary payments.

While we believe that the amounts shown above and the assumptions upon which they are based provide reasonable estimates of the amounts that would have been due to the NEOs in the event that any of the circumstances described above had occurred on December 31, 2007, the actual amounts due to the NEOs upon a triggering event will depend upon the actual circumstances and the then applicable provisions of the 1999 Stock Option Plan, Omnibus Plan and the employment agreements.

Change of Control Triggering Event

A change of control for purposes of Mr. García’s employment agreement is deemed to have taken place upon the occurrence of any of the following events: (i) any person other than SBS or an affiliate of SBS becoming a beneficial owner of securities representing 30% or more of the combined voting power of SBS’ then outstanding voting securities; (ii) if the Board members in place at the time of the employment agreement cease to constitute a majority of the Board for a period of two consecutive years; (iii) SBS’ stockholders approve a merger or consolidation with any other corporation other than one in which SBS maintains more than 80% of the voting power of the surviving entity or a merger or consolidation effected to implement a recapitalization of SBS in which no person acquires more than 50% of SBS’ then outstanding voting securities; or (iv) SBS’ stockholders approve an agreement for the sale or disposition of all or substantially all of SBS’ assets or SBS begins proceedings to effect a complete liquidation.

A change of control will be deemed to have occurred pursuant to Mr. Radlovic’s employment agreement if there is a transfer of control or ownership of SBS and Mr. Radlovic’s employment is not continued at his current position.

Non-Competition Provisions

Mr. García, Mr. Radlovic and Ms. Hudson have agreed that during their respective employment term and for a period of twelve months thereafter, they would not engage in certain competitive activities with us, including solicitation of employees or customers and interference with the relationship between us and any such person. In addition, they have also agreed to maintain the confidentiality of certain proprietary information during the term of their respective employment and thereafter.

Overview of Director Compensation and Procedures

The Compensation Committee may review the level of compensation of our non-employee directors periodically. Directors who are also our employees do not receive cash or equity compensation for service on the Board or any committee thereof. To determine how appropriate the current level of compensation for our non-employee directors is, SBS has historically obtained data from a number of different sources including:

•	publicly available data describing director compensation in peer companies;

•	survey data collected by our human resources department; and

•	information obtained from other companies.

Director Compensation

The annual fees paid to non-employee directors are $25,000 for service on the Board; $25,000 for service on the Audit Committee; and $25,000 for service on the Compensation Committee. All directors are reimbursed for the out-of-pocket expenses they incur in connection with their service. Our non-employee directors are also eligible to receive stock options under our 1999 Stock Option Plan for Non-Employee Directors and the Omnibus Plan.

2007 DIRECTOR COMPENSATION

	Fees Earned			All Other
	or Paid in Cash	Option Awards		Compensation		Total
Name (a)	($)	($) (b) (c)		($)		($)

Raúl Alarcón, Sr.	25,000	—		93,703	(d)	118,703
Antonio S. Fernandez	75,000	68,208		—		143,208
Dan Mason	18,750	(30,906	)(e)	—		(12,156)
José A. Villamil	75,000	68,208		—		143,208
Mitchell A. Yelen	18,750	20,770		—		39,520
Jason L. Shrinsky	25,000	66,935		—		91,935

(a)	Raúl Alarcón, Jr. has been omitted from this table since he receives no compensation for serving on our Board.

(b)	Represents stock-based compensation expense recognized during the fiscal year ended December 31, 2007 under SFAS No. 123R stock-based compensation.

(c)	The following are the aggregate number of option awards outstanding that have been granted to each of our non-employee directors. The grant date fair value price per share was based on the Black-Scholes option-pricing model. For a discussion of valuation assumptions used in SFAS No. 123R stock-based compensation calculations, see Note 11(d) of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Annual Report on Form 10-K.

	Number of Options	Number of	Option Exercise	Grant Date Fair	Option Expiration
Director	Outstanding	Exercisable	Price ($)	Value per Share ($)	Date

Raúl Alarcón, Sr.	—	—	—	—	None
Antonio S. Fernandez	50,000	40,000	9.33	6.83	06/30/2014
José A. Villamil	50,000	40,000	9.33	6.83	06/30/2014
Mitchell A. Yelen	50,000	10,000	2.58	1.65	09/28/2017
Jason L. Shrinsky	50,000	30,000	10.79	6.71	03/07/2015
Jason L. Shrinsky	50,000	50,000	20.00	15.44	10/27/2009

(d)	Per a letter of understanding between Mr. Alarcón, Sr. and us dated September 24, 1999, he is entitled to the use of an automobile and driver. We incurred expenses related to the usage of an automobile and driver in the amount of $81,399. We also provided Mr. Alarcón, Sr. with health benefits and life insurance of $12,304.

(e)	Due to Mr. Mason’s resignation on April 2, 2007, 10,000 unvested options were terminated immediately. This amount represents the reversal of stock-based compensation expense recognized under SFAS No. 123R stock-based compensation.

Stock Option Plan for Non-Employee Directors

We also adopted a separate option plan for our non-employee directors. The terms of this plan provide that the Board has the discretion to grant stock options to any non-employee director. An aggregate of 300,000 shares of Class A common stock have been reserved for issuance under this option plan. The plan will terminate on September 26, 2009, ten years from the date that it was approved and adopted by the Company’s stockholders. The plan is administered by the Board.

Under the plan, any non-exercisable options will immediately vest and become exercisable upon a change in control of the Company. If a non-employee director ceases to be a member of the Board due to death, retirement or disability, all his unvested options will terminate immediately and all his exercisable options on such date will remain exercisable based on the plan terms. If a non-employee director’s service as a director is terminated for any reason other than the preceding, all his unvested options will terminate immediately and all his exercisable options on such date will remain exercisable for thirty days.

2006 Omnibus Equity Compensation Plan

On July 18, 2006, our stockholders approved the Omnibus Plan. The Board previously approved the Omnibus Plan at a meeting held on May 3, 2006, which was subject to stockholder approval. An aggregate of 3,500,000 shares of Class A common stock have been reserved for issuance under this plan.

In connection with the approval of the Omnibus Plan, our stockholders also approved that (i) the compensation attributable to grants under the Omnibus Plan qualify for an exemption from the $1,000,000 deduction limit under Section 162(m) of the Code, (ii) incentive stock options meet the requirements of the Code, and (iii) the Omnibus Plan meets the Nasdaq Stock Market listing requirements.

The Omnibus Plan provides that grants may be made to participants of any of the following: (i) incentive stock options, (ii) nonqualified stock options, (iii) stock appreciation rights (“SARs”), (iv) stock units, (v) stock awards, (vi) dividend equivalents, and (vii) other stock-based awards. All employees, members of the Board, and all non-employee directors are eligible to participate. The Compensation Committee approves those individuals who will participate in the Omnibus Plan.

Stock Options

Effective as of October 27, 1999, in connection with the election of Jason L. Shrinsky to our Board, we granted Mr. Shrinsky options to purchase 50,000 shares of Class A common stock, at an exercise price of $20.00 per share, all of which have vested. In addition, on March 7, 2005, the Compensation Committee granted Mr. Shrinsky options to purchase 50,000 shares of Class A common stock at an exercise price of $10.79 per share, of which, options to purchase 10,000 shares vested immediately and the remaining options to purchase 40,000 shares vest ratably over four years. Mr. Shrinsky holds his options for the benefit of the law firm, Kaye Scholer LLP.

Effective as of July 10, 2003, in connection with the election of Dan Mason to our Board, we granted Mr. Mason options to purchase 50,000 shares of Class A common stock, at an exercise price of $8.60 per share. Due to Mr. Mason’s resignation on April 2, 2007, 10,000 unvested options were terminated immediately and 40,000 vested options expired on May 2, 2007.

Effective as of June 30, 2004, in connection with the election of Antonio S. Fernandez and José A. Villamil to our Board, we granted each of Messrs. Fernandez and Villamil options to purchase 50,000 shares of Class A common stock, at an exercise price of $9.33 per share, of which, options to purchase 10,000 shares vested immediately, and the remaining options to purchase 40,000 shares vest ratably over four years.

Effective as of October 1, 2007, in connection with the election of Mitchell A. Yelen to our Board, we granted Mr. Yelen options to purchase 50,000 shares of Class A common stock, at an exercise price of $2.58 per share, of which, options to purchase 10,000 shares vested immediately, and the remaining options to purchase 40,000 shares vest ratably over four years.

Limitations on Directors’ and Officers’ Liability

Our third amended and restated certificate of incorporation has a provision which limits the liability of directors to us to the maximum extent permitted by Delaware law. The third amended and restated certificate of incorporation specifies that our directors will not be personally liable for monetary damages for breach of fiduciary duty as a director. This limitation does not apply to actions by a director or officer that do not meet the standards of conduct which make it permissible under the Delaware General Corporation Law for SBS to indemnify directors or officers.

Our amended and restated by-laws provide for indemnification of directors and officers (and others) in the manner, under the circumstances and to the fullest extent permitted by the Delaware General Corporation Law, which generally authorizes indemnification as to all expenses incurred or imposed as a result of actions, suits or proceedings if the indemnified parties acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of SBS. Each director has entered into an indemnification agreement with us that provides for indemnification to the fullest extent provided by law. We believe that these provisions are necessary or useful to attract and retain qualified persons as directors and officers. We currently have directors’ and officers’ liability insurance that provides for coverage of up to $35.0 million.

There is a pending litigation claim against us, certain of our former and current directors and officers concerning which such directors and officers may seek indemnification. On November 28, 2001, a complaint was filed against us in the United States District Court for the Southern District of New York (the “Southern District of New York”) and was amended on April 19, 2002. The amended complaint alleges that the named plaintiff, Mitchell Wolf, purchased shares of our Class A common stock pursuant to the October 27, 1999, prospectus and registration statement relating to our initial public offering which closed on November 2, 1999 (the “IPO”). The complaint was brought on behalf of Mr. Wolf and an alleged class of similarly situated purchasers against us, eight underwriters and/or their successors-in-interest who led or otherwise participated in our IPO, two members of our senior management team, one of whom is our Chairman of the Board, and an additional director, referred to collectively as the individual defendants. To date, the complaint, while served upon us, has not been served upon the individual defendants.

This case is one of more than 300 similar cases brought by similar counsel against more than 300 issuers, 40 underwriter defendants, and 1,000 individuals alleging, in general, violations of federal securities laws in connection with initial public offerings, in particular, failing to disclose that the underwriter defendants allegedly solicited and received additional, excessive and undisclosed commissions from certain investors in exchange for which they allocated to those investors material portions of the restricted shares issued in connection with each offering. All of these cases, including the one involving us, have been assigned for consolidated pretrial purposes to one judge of the Southern District of New York. One of the claims against the individual defendants, specifically the Section 10b-5 claim, has been dismissed. On September 21, 2007, Kaye Scholer, on behalf of the individual defendants, executed a tolling agreement with plaintiffs providing for the dismissal without prejudice of all claims against the individual defendants upon the provision to plaintiffs of documentation showing that SBS has entity coverage for the period in question. Documentation of such coverage was subsequently provided to plaintiffs on December 19, 2007.

In June of 2003, after lengthy negotiations, a settlement proposal was embodied in a memorandum of understanding among the investors in the plaintiff class, the issuer defendants and the issuer defendants’ insurance carriers. On July 23, 2003, our Board of Directors approved both the memorandum of understanding and an agreement between the issuer defendants and the insurers. The principal components of the settlement include: (1) a release of all claims against the issuer defendants and their directors, officers and certain other related parties arising out of the alleged wrongful conduct in the amended complaint; (2) the assignment to the plaintiffs of certain of the issuer defendants’ potential claims against the underwriter defendants; and (3) a guarantee by the insurers to the plaintiffs of the difference between $1.0 billion and any lesser amount recovered by the plaintiffs against the underwriter defendants. The payments will be charged to each issuer defendant’s insurance policy on a pro rata basis.

On February 15, 2005, the Southern District of New York granted preliminary approval to the proposed settlement agreement, subject to a narrowing of the proposed bar on underwriter and non-settling defendant claims against the issuer defendants to cover only contribution claims. The court directed the parties to submit revised settlement documents consistent with its opinion and scheduled a conference for March 18, 2005 in order to (a) make final determinations as to the form, substance and program of notice and (b) schedule a Rule 23 fairness hearing. Pursuant to the court’s request, on May 2, 2005 the parties submitted an Amendment to Stipulation and Agreement of Settlement with Defendant Issuers and Individuals (the “Amendment”). Our Board of Directors approved the Amendment on May 4, 2005 and it has since received unanimous approval from all the non-bankrupt issuers. On August 31, 2005, the court issued an order of preliminary approval, reciting that the Amendment had been entered into by the parties to the Issuers’ Settlement Stipulation.

On December 5, 2006, the United States Court of Appeals for the Second Circuit (the “Second Circuit”) reversed the Southern District Of New York’s October 13, 2004 order granting a motion for class certification in six “focus cases” out of the more than 300 consolidated class actions, holding that Plaintiffs could not satisfy the predominance requirement for a Federal Rule of Civil Procedure 23(b)(3) class action. On December 14, 2006, the court held a conference with all counsel in the IPO cases to consider the impact of the Second Circuit’s reversal of class certification on these cases, including whether a class can be certified for settlement purposes when it cannot otherwise be certified for litigation purposes. The court determined to defer deciding the motion for final approval of the Issuers’ Settlement until further word from the Second Circuit about whether or not it will want to consider rehearing. On January 5, 2007, Plaintiffs filed a petition with the Second Circuit for a rehearing or rehearing en banc.

On May 30, 2007, the Southern District of New York held a status conference to discuss the impact of the Second Circuit’s December 5, 2006 decision and plaintiffs made an oral motion for class certification with respect to all of the consolidated actions, based on newly proposed class definitions.

On August 14, 2007, plaintiffs filed amended complaints in the six “focus cases” and amended master allegations in the consolidated actions. On November 13, 2007, the issuer defendants moved to dismiss the amended complaints in the six “focus cases.” On March 26, 2008, the court granted in part the motion as to a subset of plaintiffs’ Section 11 claims, but denied the motion as to plaintiffs’ other claims. We are not named in any of the six “focus cases.”

On December 21, 2007, the underwriter defendants and issuer defendants filed oppositions to plaintiffs’ motion for class certification in the six “focus cases.” Plaintiffs’ reply brief was filed on March 28, 2008 and the underwriter defendants’ and issuer defendants’ surreply briefs are due on April 22, 2008. The court has not indicated that it will hold oral argument.

On January 7, 2008, the underwriter defendants filed a motion (in which the issuer defendants joined) to strike class allegations in 26 of the consolidated cases, including the case against us, on the ground that plaintiffs lacked a putative class representative in those cases at the time of their May 30, 2007 oral motion.

Plaintiffs filed an opposition to the motion on February 8, 2008, and the underwriter defendants’ filed a reply brief on February 29, 2008.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is currently comprised of three independent directors: José A. Villamil, our Compensation Committee Chairman, Antonio S. Fernandez and Mitchell A. Yelen. Messrs. Villamil and Fernandez became members of the Compensation Committee on June 30, 2004 and Mr. Yelen became a member on September 28, 2007.

The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other SBS filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, except to the extent SBS specifically incorporates this report or the performance graph by reference therein.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation of our executive officers. The Compensation Committee is responsible for setting performance goals and objectives for the CEO and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the Compensation Committee retains a compensation consultant and considers recommendations from the CEO with respect to goals and compensation of the other executive officers. The Compensation Committee assesses the information it receives in accordance with its business judgment. The Compensation Committee may periodically review director compensation. All decisions with respect to executive and director compensation are approved by the Compensation Committee and recommended to the full Board for ratification.

The Compensation Committee is responsible for administering all of our equity-based plans. The Compensation Committee also periodically reviews executive compensation and equity-based plans and makes its recommendations to the Board with respect to these areas.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2007 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board, and the Board has approved, that the CD&A be included in the proxy statement for the year ended December 31, 2007 for filing with the SEC.

By the Compensation Committee of the Board:

Antonio S. Fernandez
José A. Villamil
Mitchell A. Yelen

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Approval Policies and Procedures

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions in accordance with the Nasdaq Marketplace Rule 4350(h). Our Audit Committee also reviews and approves our proxy statement and the information contained therein. In determining whether to approve or ratify a related party transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable to us than terms generally available from an unrelated person under the same or similar circumstances, and the extent of the related person’s interest in the transaction. An Audit Committee member cannot participate in any approval or ratification of a related party transaction in which such member is a related person, other than to provide all material information regarding the transaction to the Audit Committee.

Related Party Transactions

During 2007, we entered into various advertising contracts with affiliates of Infinity Media Corporation (now known as CBS Radio), a division of CBS Corporation, Infinity Broadcasting Corporation of San Francisco, including Viacom Outdoor Inc. (“Viacom”), pursuant to which we paid Viacom approximately $1.8 million, and agencies associated with Viacom approximately $3.9 million, in consideration of Viacom and certain related outside agencies providing us with outdoor displays, such as billboards, to promote our radio stations. Additionally, during fiscal year ended December 31, 2007 we paid our affiliates various payments totaling approximately $0.8 million pursuant to a service agreement and a lease for tower and antenna space.

In June 1992, Spanish Broadcasting System of Florida, Inc., one of our subsidiaries, entered into a 20-year net lease with Mr. Alarcón, Sr., our Chairman Emeritus and a member of our Board and Mr. Alarcón, Jr., our Chairman of the Board, CEO and President, for the Coral Gables building which provides for a base monthly rent of $9,000. The lease is cancellable by the lessors upon sixty days’ notice to us, except during the months of November through May. Effective June 1, 1998, the lease for this building was assigned to SBS Realty Corp., a realty management company owned by Messrs. Alarcón, Sr. and Alarcón, Jr. This building currently houses the offices and studios of all of our Miami radio stations. During fiscal year ended December 31, 2007, we paid SBS Realty Corp. an aggregate amount of approximately $0.1 million.

Our corporate headquarters are located in office space owned by Irradio Holdings Ltd., a Florida limited partnership, for which the general partner is Irradio Investments, Inc., a Florida subchapter S corporation, wholly owned by our CEO. Since November 1, 2000, we have leased our office space under a ten year lease, with the right to renew for two consecutive five year terms (as amended, the “Lease”).

On March 7, 2006, we entered into a third amendment to the Lease providing for the expansion of our office space at our corporate headquarters. We previously entered into a second amendment to the Lease, effective as of December 1, 2004, which extended the term of the Lease to April 30, 2015 and further expanded the office space leased. The additional office space is used for the operation of our Miami broadcasting stations and corporate offices. The Lease amendments were approved by our Audit Committee with consultation of outside advisors and after obtaining a fairness opinion.

We currently pay a monthly rent of approximately $0.2 million for this office space, including the additional space leased under the amendments to the Lease. We believe that the monthly rent we pay is at market rate. During fiscal year ended December 31, 2007, we paid Irradio Holdings Ltd. an aggregate amount of approximately $2.2 million.

On January 1, 2008, we entered into a local marketing agreement with South Broadcasting System, Inc. (“South Broadcasting”), a company owned by our Chairman Emeritus, Pablo Raúl Alarcón, Sr. Pursuant to the local marketing agreement, we are permitted to broadcast our Mexican regional programming on radio station 106.3 FM (the “LMA” Station). We are required to pay the operating costs of the LMA Station and in exchange we will retain all revenues from the sale of the advertising within the programming we provide. The local marketing agreement will terminate, among other things, upon the first anniversary of the effective date, unless we provide 120 days written notice to South Broadcasting of our election to renew for a period of three years. Under the terms of the local marketing agreement, we have the right of first negotiation and the right of first refusal to match a competing offer. However, after the first anniversary of the effective date, if we do not agree to match the terms of the competing offer within the ten business day period or fail to notify South Broadcasting of our intent to match the competing offer, then South Broadcasting has the right to accept such offer, provided South Broadcasting pays us the early termination fee equal to the lesser of 5% of the aggregate purchase price of the LMA Station or $1.0 million.

During the fiscal year ended December 31, 2007, one of our directors, Jason L. Shrinsky, was special counsel to Kaye Scholer LLP, a law firm that provides legal services to us, for which we paid the law firm approximately $3.1 million. Kaye Scholer LLP has represented us as our legal counsel for more than 20 years and continues to do so.

In addition, effective January 1, 2008, pursuant to a consulting agreement dated January 31, 2008, Mr. Shrinsky serves as a business consultant to us. The term of the agreement is for one year and may be renewed at our option on or before December 31st of each succeeding year. Under the terms of that agreement, he is paid a retainer of $0.3 million per year to advise us with respect to various business matters.

Certain Relationships

Jeffrey Shrinsky, the son of Mr. Shrinsky, a member of our Board, was employed by us as Vice President and General Manager of our radio station WLEY-FM serving the Chicago, Illinois market. His base salary during fiscal year ended December 31, 2007 was $300,000, plus additional incentive bonuses. During fiscal year ended December 31, 2007, Jeffrey Shrinsky was paid $449,370.

Sterling Advisors LLC serves as our financial consultant pursuant to a consulting agreement originally dated January 8, 2002 and renewed most recently as of March 19, 2007 for a one year term. Under the terms of that agreement, Sterling Advisors LLC was paid a retainer of $300,000 per year to advise us with respect to various financial matters. During fiscal year ended December 31, 2007, we paid Sterling Advisors LLC a success fee of $250,000 for the acquisition of the SBS Miami Broadcast Center. Under a separate agreement with Irradio Holdings, Ltd., Sterling Advisors LLC serves as a financial consultant to, and receives fees from, Irradio Holdings, Ltd., a Florida limited partnership controlled by Mr. Alarcón, Jr., which includes among its assets, the floors in which we lease space for our corporate headquarters and Miami broadcast stations.

Eric García, the son of Mr. García, our CFO, is employed by us as a sales account executive for our radio station WPAT-FM, serving our New York market. He was paid $173,411 based on commissions earned during the fiscal year ended December 31, 2007.

Donald Hudson, the brother of Ms. Hudson, our Chief Creative Officer of MegaTV, is employed by us as a sales manager for our radio station WXDJ-FM, serving our Miami market. During fiscal year ended December 31, 2007, Donald Hudson was paid $200,000.

See “Security Ownership of Certain Beneficial Owners and Management.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of our securities with the SEC. Reporting Persons are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received or written representations from the Reporting Persons, we believe that, with respect to the fiscal year ended December 31, 2007, all the Reporting Persons complied with all applicable filing requirements.

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other SBS filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, except to the extent SBS specifically incorporates this report by reference therein.

AUDIT COMMITTEE REPORT

The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the financial statement audits and to review the effectiveness of internal controls. The Audit Committee’s responsibilities are described in a written charter adopted by the Board. Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and the effectiveness of internal controls in accordance with generally accepted auditing standards in the United States of America and issuing a report thereon.

The Audit Committee has reviewed and discussed with management and KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm, our audited consolidated financial statements for the fiscal year ended December 31, 2007. The Audit Committee has discussed with KPMG matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with KPMG the latter’s independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the Company’s audited consolidated financial statements in SBS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

Respectfully submitted,

Audit Committee:
  Antonio S. Fernandez
  José A. Villamil
  Mitchell A. Yelen

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our consolidated financial statements for the fiscal year ended December 31, 2007 and the effectiveness of internal control over financial reporting as of December 31, 2007, have been audited by KPMG, our independent registered public accounting firm. The Audit Committee of the Board expects to reappoint KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2008. The selection of our independent registered public accounting firm will take place at the next meeting of the Audit Committee. We anticipate that a representative of KPMG will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement.

Audit and Audit-Related Fees, Tax Fees and All Other Fees

The following table sets forth the aggregate fees billed to us for professional audit services rendered by KPMG for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2007 and 2006, the review of the consolidated financial statements included in our quarterly reports on Form 10-Q for such periods and fees billed for other services rendered by KPMG for such periods. Fees include amounts related to the year indicated, which may differ from amounts billed.

	Fiscal Year Ended	Fiscal Year Ended
	December 31, 2007	December 31, 2006
	($ in thousands)

Annual audit fees(1)	$886	$933
Audit related fees(2)	23	21
Tax fees(3)	393	257
All other fees(4)	—	—

Total fees for services	$1,302	$1,211

(1)	Annual audit fees for the audit of the consolidated financial statements included in the Company’s Annual Report on Form 10-K and the review of the interim condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q. This category also includes fees for statutory audits required by the Puerto Rico tax authorities, consents, review of registration statements and other documents filed with the SEC, and accounting consultations.

(2)	Audit related fees are the fees for the financial statement audit of the Company’s employee benefit plan.

(3)	Tax fees are the fees for professional services rendered for tax compliance, tax advice, and tax planning for the Company’s U.S. and Puerto Rico entities.

(4)	All other fees are the fees for services other than those in the above three categories.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

In accordance with the Audit Committee Charter, the Audit Committee is responsible for appointing and overseeing the work of the Independent Registered Public Accounting Firm. The Audit Committee has not established or adopted pre-approval policies and procedures for the pre-approval of all audit and permissible non-audit services provided by the Independent Registered Public Accounting Firm. The Audit Committee may, however, adopt pre-approval policies and procedures in the future if it deems pre-approval policies and procedures to be appropriate for us. The Audit Committee did not rely upon the exception to the pre-approval requirements provided in 17 C.F.R 210.2-01(c)(7)(i)(c). The Audit Committee provided its prior approval for all audit and non-audit related services reflected in the above table. The Audit Committee reviewed the provision of all non-audit services by the Independent Registered Public Accounting Firm and concluded that the provision of these services was compatible with maintaining the Independent Registered Public Accounting Firm’s independence.

Before engagement of the Independent Registered Public Accounting Firm for the next year’s audit, the Independent Registered Public Accounting Firm will submit to the Audit Committee for approval a detailed description of services it expects to render to the Company during that year for each of the following categories of services:

•	Audit services include audit work performed in the preparation of the consolidated financial statements, as well as work that generally only the Independent Registered Public Accounting Firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

•	Audit related services are for assurance and related services that are traditionally performed by the Independent Registered Public Accounting Firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

•	Tax services include all services performed by the Independent Registered Public Accounting Firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

•	Other services are those services not captured in the other categories.

Before engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the Independent Registered Public Accounting Firm to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the Independent Registered Public Accounting Firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the Independent Registered Public Accounting Firm.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

In order for a stockholder proposal to be included in the proxy statement for our next annual meeting of stockholders to be held in 2009 (the “2009 Annual Meeting”), such proposal must be submitted in writing by certified mail, return receipt requested, and received by us at 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133, Attention: Melanie M. Montenegro, Corporate Counsel, no later than the close of business on December 31, 2008. However, if the 2009 Annual Meeting does not occur between May 6, 2009 and July 4, 2009, the notice must be received no earlier than 120 days before the 2009 Annual Meeting and not later than the close of business on the later of 90 days before the 2009 Annual Meeting or 10 days following the day on which public announcement of the 2009 Annual Meeting is first made.

The notice must set forth the security holder’s name and address as they appear on our books and the class and number of shares of common stock beneficially owned by such security holder. Additionally, the notice must set forth, as to each person whom the security holder proposes to nominate for election as a director, all information relating to such person required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named as a nominee and to serving as a director if elected).

ANNUAL REPORT

Our Annual Report on Form 10-K, containing our consolidated financial statements, is available on the Internet at http://ww3.ics.adp.com/streetlink/SBSA and if you chose to receive a printed copy of our proxy materials, including our Annual Report on Form 10-K. The Annual Report on Form 10-K is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

Any beneficial or record owner of our securities on the Record Date of April 16, 2008 may request and receive without charge a copy of our Annual Report on Form 10-K, including the consolidated financial statements and financial statement schedules thereto. Such request should be in writing and addressed to: Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133, Attention: Melanie M. Montenegro, Corporate Counsel.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

By Order of the Board of Directors

Raúl Alarcón, Jr.
Chairman of the Board of Directors,
President and Chief Executive Officer

Coconut Grove, Florida
April 24, 2008

ANNUAL MEETING OF STOCKHOLDERS OF
SPANISH BROADCASTING SYSTEM, INC.
June 3, 2008
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided.â

■ 20700000000000000000 1	060308
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN THE BELOW PROPOSAL.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
Proposal No. 1: Election of Board of Directors.

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Raúl Alarcón, Jr. Pablo Raúl Alarcón, Sr.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡ ¡	Joseph A. García Antonio S. Fernandez José A. Villamil
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡	Mitchell A. Yelen Jason L. Shrinsky

If authority to vote for the election of any nominee, or for all nominees, is not withheld, or if none of the boxes above is checked, this proxy will be deemed to grant authority to vote for all nominees.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:	●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

When properly executed, this proxy will be voted in the manner directed herein by the undersigned.

If a choice is not specified with respect to any proposal, this proxy will be voted FOR such proposal.

Attendance of the undersigned at the annual meeting will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall vote in person at the annual meeting.

EACH STOCKHOLDER SHOULD SIGN THIS PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPANISH BROADCASTING SYSTEM, INC.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

☐	■
SPANISH BROADCASTING SYSTEM, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
JUNE 3, 2008
     The undersigned, acknowledging receipt of (1) notice of the annual meeting of stockholders to be held on June 3, 2008 at 2:00 p.m., Eastern Daylight Time, at the corporate offices of Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, 4th Floor, Coconut Grove, Florida 33133, (2) the Proxy Statement relating to the meeting, and (3) the 2007 Annual Report on Form 10-K, hereby revokes all prior proxies and appoints Raúl Alarcón, Jr. and Joseph A. Garcia, and each of them acting singly, with full power of substitution, as proxies to represent and vote on behalf of the undersigned, as designated herein, all shares of Class A common stock, par value $0.0001 per share, and all shares of Class B common stock, par value $0.0001 per share, of Spanish Broadcasting System, Inc., a Delaware corporation, that the undersigned would be entitled to vote if present in person at the annual meeting of stockholders and any adjournment or adjournments thereof. These proxies are authorized to vote in their discretion upon such other matters as may properly come before the annual meeting or any adjournment(s) thereof.
(Continued and to be signed on the reverse side.)

■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF
SPANISH BROADCASTING SYSTEM, INC.
June 3, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

■ 20700000000000000000 1	060308
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN THE BELOW PROPOSAL.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal No. 1: Election of Board of Directors.

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Raúl Alarcón, Jr. Pablo Raúl Alarcón, Sr.
		¡	Joseph A. García
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Antonio S. Fernandez José A. Villamil
		¡	Mitchell A. Yelen
☐	FOR ALL EXCEPT (See instructions below)	¡	Jason L. Shrinsky

If authority to vote for the election of any nominee, or for all nominees, is not withheld, or if none of the boxes above is checked, this proxy will be deemed to grant authority to vote for all nominees.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:	●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

When properly executed, this proxy will be voted in the manner directed herein by the undersigned.

If a choice is not specified with respect to any proposal, this proxy will be voted FOR such proposal.

Attendance of the undersigned at the annual meeting will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall vote in person at the annual meeting.

EACH STOCKHOLDER SHOULD SIGN THIS PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPANISH BROADCASTING SYSTEM, INC.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■